SCHEDULE 14A
                              (Rule 14a-101)
                 INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]   Preliminary Proxy Statement        [ ]   Confidential, for Use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Under Rule 14a-12


                            CFS Bancshares, Inc.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          Common stock, $0.01 par value per hare

     (2)  Aggregate number of securities to which transaction applies:
          139,220 shares and 10,450 options

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          $64.69 per share for all of the outstanding shares of common stock (139,220 shares); the per share merger price will increase by $0.07 per month if the merger is not completed by September 30, 2002. With respect to the 10,450 options to purchase Registrant's common stock, holders thereof will receive the difference between the per share merger consideration and the $18.50 per share exercise price of the option.

     (4)  Proposed maximum aggregate value of transaction:  $9,520,258.00

     (5)  Total fee paid:  $875.86

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:____________________________________________

     (2) Form, schedule or registration statement no.:______________________

     (3) Filing party:______________________________________________________

     (4) Date filed:________________________________________________________



                [CFS Bancshares, Inc. letterhead]



                                                ___________, 2002

Dear Fellow Stockholder:

    We cordially invite you to attend a special meeting of the stockholders of CFS Bancshares, Inc. The meeting will be held in the second floor auditorium located at 300 18th Street North, Birmingham, Alabama, which is adjacent to the main office of Citizens Federal Savings Bank, on ____________, October __, 2002 at _:00 p.m., Central Time.

    At the special meeting, you will be asked to adopt a merger agreement which provides for the merger of CFS Bancshares, Inc. and a subsidiary of Citizens Trust Bank. If the merger is completed, you will be entitled to receive a cash payment of at least $64.76 for each share of CFS Bancshares stock that you own. The merger consideration of $64.76 per share will increase by $0.07 per month if the merger is not completed by October 31, 2002. Upon completion of the merger, you will not own any stock or other interest in CFS Bancshares, Inc. nor will you receive, as a result of the merger, any stock of Citizens Trust Bank or its parent holding company, Citizens Bancshares Corporation.

    Your exchange of shares of CFS Bancshares stock for cash generally will cause you to recognize taxable gain or loss for federal, and possibly state and local, income tax purposes. You should consult your personal tax advisor for a full understanding of the tax consequences of the merger to you.

    Completion of the merger is subject to certain conditions, including receipt of various regulatory approvals and adoption of the merger agreement by the affirmative vote of a majority of our outstanding shares of common stock. As of September __, 2002, the directors and officers of CFS Bancshares, Inc. beneficially owned approximately 35.3% of the shares of CFS Bancshares stock. We expect that all of the shares held by our directors and officers will be voted in favor of the merger.

    We urge you to read the attached proxy statement carefully.
It describes the merger agreement in detail and includes a copy of the merger agreement as Appendix A.

    Your Board of Directors has unanimously approved the merger agreement and recommends that you vote "FOR" adoption of the merger agreement because the Board believes it to be in the best interests of our stockholders.

    It is very important that your shares be represented at the special meeting. Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy form and return it promptly in the postage-paid envelope provided.

    On behalf of the Board of Directors, I thank you for your prompt attention to this important matter.

                                     Sincerely,


                                     Bunny Stokes, Jr.
                                     Chairman of the Board and
                                      Chief Executive Officer



                      CFS Bancshares, Inc.
                    1700 Third Avenue North
                    Birmingham, Alabama 35203
                         (205) 328-2041

            NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                 TO BE HELD ON OCTOBER __, 2002

    NOTICE IS HEREBY GIVEN that a special meeting of stockholders of CFS Bancshares, Inc. will be held in the second floor auditorium located at 300 18th Street North, Birmingham,
Alabama, which is adjacent to the main office of Citizens Federal
Savings Bank, on October __, 2002 commencing at _:00 p.m.,
Central Time.

    A proxy form and a proxy statement for the special meeting are enclosed. The meeting is for the purpose of considering and acting upon:

    1. The adoption of the Agreement and Plan of Merger, dated May 30, 2002, by and among Citizens Bancshares Corporation, Citizens Trust Bank, CFS Bancshares, Inc. and Citizens Federal Savings Bank. Pursuant to the terms of the merger agreement, we will be merged with a wholly owned subsidiary of Citizens Trust Bank and will become a wholly owned subsidiary of Citizens Trust Bank. You will be entitled to receive at least $64.76 in cash for each share of CFS Bancshares common stock that you own. The merger consideration of $64.76 per share will increase by $0.07 per month if the merger is not completed by October 31, 2002. A copy of the merger agreement is included as Appendix A to the accompanying proxy statement;

    2. The potential adjournment of the special meeting of stockholders if necessary to solicit additional proxies; and

    3. Such other matters as may properly come before the special meeting or any adjournments or postponements thereof. We are not aware of any other business to come before the special meeting.

    Our stockholders of record at the close of business on September __, 2002 are entitled to vote at the special meeting, and any adjournments or postponements of the special meeting.
You have a right to dissent from the merger and obtain payment of the fair value of your shares by complying with the Delaware law provisions contained in Appendix C.

    You are cordially invited to attend the special meeting. However, to ensure your representation at the special meeting, please complete, sign, date and promptly mail your proxy form in the enclosed postage-paid envelope. The proxy form will not be used if you attend and vote at the special meeting in person. If you are a stockholder whose shares are not registered in your name, you will need additional documentation from the holder of record of your shares to vote in person at the meeting. The prompt return of your proxy will save us the expense of further requests for proxies.

                                 By Order of the Board of Directors,


                                 W. Kent McGriff
                                 Secretary
Birmingham, Alabama
__________, 2002

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER
AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE
MERGER AGREEMENT.



                       TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Questions and Answers About Voting Procedures for the Special Meeting.....   1
Summary Term Sheet........................................................   2
Selected Consolidated Financial and Other Information About
  CFS Bancshares..........................................................   5
Where You Can Find More Information.......................................   6
The Special Meeting.......................................................   7
   Place, Time and Date...................................................   7
   Matters to Be Considered...............................................   7
   Record Date; Vote Required.............................................   7
   Beneficial Ownership of CFS Bancshares Common Stock....................   7
   Limited Market for CFS Bancshares Common Stock.........................   8
   Proxies................................................................   8
The Merger................................................................   9
   General................................................................   9
   The Companies..........................................................  10
   Background of the Merger...............................................  10
   Our Reasons for the Merger; Recommendation of Your Board of Directors.. 13 The Consideration is Fair According to RP Financial, LC., Our
     Financial Advisor....................................................  14
   You  Will Receive Cash for Your Shares of CFS Bancshares Stock.........  18
   Treatment of Stock Options.............................................  18
   Procedure for Surrendering Your Certificates...........................  18
   Representations and Warranties Made by Us, Citizens Federal,
     Citizens Bancshares and Citizens Trust Bank..........................  19
   Conditions to the Merger...............................................  20
   Conduct of Business Prior to the Completion of the Merger..............  21
   Approvals Needed to Complete the Merger................................  23
   Waiver and Amendment of the Merger Agreement...........................  24
   Termination of the Merger Agreement....................................  24
   Interests of Directors and Officers in the Merger that are Different from Your Interests..................................................  25
   Employees and Benefit Plans............................................  26
   You Have Dissenters' Rights of Appraisal...............................  27
   Federal Income Tax Consequences of the Merger to You...................  29
   Accounting Treatment of the Merger.....................................  30
   Who Pays for What......................................................  30
Certain Related Agreements................................................  30
   Bank Merger Agreement..................................................  30
   Directors Agreement....................................................  30
Adjournment of the Special Meeting........................................  30
Beneficial Ownership of CFS Bancshares Common Stock.......................  31
Stockholder Proposals.....................................................  33
Other Matters.............................................................  34

Appendix A  --  Agreement and Plan of Merger (excluding the exhibits thereto)................................................................ A-1
Appendix B -- Opinion of Our Financial Advisor............................ B-1
Appendix C -- Section 262 of the Delaware General Corporation Law......... C-1

                                  i



                      QUESTIONS AND ANSWERS
         ABOUT VOTING PROCEDURES FOR THE SPECIAL MEETING


Q: What do I need to do now?         Q: Can I change my vote?

A: After you have carefully          A: Yes.  If you have not voted
read this proxy statement,              through your broker or other
indicate on your proxy form how         nominee, there are three ways
you want your shares to be              you can change your vote
voted.  Then sign, date and             after you have sent in your
mail your proxy form in the             proxy form
enclosed prepaid return
envelope as soon as possible.           * First, you may send a
This will enable your shares to           written notice to the
be represented and voted at the           person to whom you
special meeting.                          submitted your proxy
                                          stating that you would
Q: Why is my vote important?              like to revoke your proxy.

A: The merger agreement must be         * Second, you may complete
   adopted by a majority of the           and submit a new proxy
   outstanding shares of CFS              form.  Any earlier proxies
   Bancshares common stock.  If           will be revoked
   you do not return your proxy           automatically.
   form or vote in person at the
   special meeting, it will have        * Third, you may attend the
   the same effect as a vote              special meeting and vote
   against the merger agreement.          in person.  Any earlier
                                          proxy will be revoked.
Q: If my shares are held in               However, simply attending
   street name by my broker,              the special meeting
   will my broker automatically           without voting in person
   vote my shares for me?                 will not revoke your
                                          proxy.
A: No.  Your broker will not be
   able to vote your shares             If you have instructed a
   without instructions from            broker or other nominee to
   you.  You should instruct            vote your shares, you must
   your broker to vote your             follow directions you receive
   shares, following the                from your broker or other
   directions your broker               nominee to change your vote.
   provides.
                                     Q: Should I send in my stock
Q: What if I fail to instruct my        certificates now?
   broker?
                                     A: No.  You should not send in
A: If you fail to instruct your         your stock certificates at
   broker to vote your shares,          this time.
   it will have the same effect
   as a vote against the merger         Instructions for surrendering
   agreement.                           your CFS Bancshares stock
                                        certificates in exchange for
Q: Can I attend the meeting and         $64.76 per share (if the
   vote my shares in person?            merger is completed in
                                        October 2002) in cash will be
A: Yes.  All stockholders are           sent to you after we complete
   invited to attend the special        the merger.  The price will
   meeting.  Stockholders of            increase by $0.07 per share
   record can vote in person at         for each month after
   the special meeting.  If your        October 31, 2002.
   shares are held in street
   name, then you are not the        Q: Whom should I call with
   stockholder of record and you        questions?
   must ask your broker or other
   nominee how you can vote at       A: You should call our
   the special meeting.                 Secretary, W. Kent McGriff,
                                        at (205) 328-2041


                                  1



                       SUMMARY TERM SHEET

     This summary term sheet highlights selected information from this proxy statement. It does not contain all the information that may be important to you. We urge you to read carefully the entire document and the other documents to which we refer, including the merger agreement, to fully understand the merger.


You Will Be Entitled to              Bancshares Corporation,
Receive At Least $64.76 in           with Citizens Bancshares as
Cash Per Share of CFS                the surviving corporation
Bancshares Common Stock (see         (see pages 9-10 and __-__).
page __).
                                   * Immediately after the
  When the merger is                 merger, Citizens Federal
completed, each CFS Bancshares       Savings Bank will merge with
stockholder will be entitled         and into Citizens Trust Bank,
to receive at least $64.76 in        with Citizens Trust as the
cash for each share of CFS           surviving bank (see pages _-__).
Bancshares common stock held
if the merger is completed by      * The merger cannot occur
October 31, 2002.  For               unless our stockholders adopt
example, if you own 25 shares        the merger agreement by the
of CFS Bancshares common             affirmative vote of a majority
stock, you will be entitled to       of the outstanding shares of
receive $1,619 upon the              CFS Bancshares common stock
surrender of your certificate        and we receive approvals from
for those shares.  After             banking regulators (see pages
October 31, 2002, the merger         _, __-__).
price will increase by $0.07
per share for each month after     * If the merger is not
October through December 2002.       completed on or before
                                     December 31, 2002, the merger
Our Reasons for the Merger           may be terminated by either
(see pages __ -__).                  Citizens Bancshares or CFS
                                     Bancshares, unless the failure
  Our Board of Directors             to close is due to a breach of
believes that the merger is in       the party seeking to terminate
the best interests of CFS            (see page __).
Bancshares and CFS Bancshares'
stockholders and recommends        * Bunny Stokes, Jr., our
that stockholders vote "FOR"         Chairman of the Board and
the adoption of the merger           Chief Executive Officer, will
agreement.  The merger will          be appointed to the Board of
enable our stockholders to           Directors of Citizens
realize significant value on         Bancshares. In addition, Mr.
their investment in CFS              Stokes will be appointed as
Bancshares.  In reaching its         President of Citizens Trust
decision to approve the merger       Bank, Alabama Division and
agreement, our Board                 enter into an employment
considered various factors           agreement (see page __).
which are discussed in detail
in this proxy statement.           * In connection with the
                                     merger, each of our directors
Some Material Terms of the           entered into a directors
Merger Agreement.                    agreement with Citizens
                                     Bancshares. Each of our
* As currently structured,           directors agreed to cause all
  CFS Bancshares will first          of their shares of CFS
  merge with a newly formed,         Bancshares common stock to be
  wholly owned subsidiary of         voted in favor of the adoption
  Citizens Trust Bank and will       of the merger agreement and
  momentarily become a               agreed to restrict their
  subsidiary of Citizens Trust       employment opportunities with
  Bank.  Immediately after           financial
  this initial merger, CFS
  Bancshares will then be
  merged with and into Citizens


                                  2



  institutions located in          Our Financial Advisor Says the
  Jefferson and Tuscaloosa         Merger Consideration is Fair
  Counties, Alabama (see page      from a Financial Point of View
  __)                              to Our Stockholders (see pages
                                   __-__).
* We have agreed not to
  solicit or encourage a             Our financial advisor, RP
  competing transaction to         Financial, LC. has given our
  acquire us or Citizens Federal   Board of Directors a written
  Savings Bank, except where       opinion dated May 30, 2002 and
  failure to do so would cause     updated as of _________, 2002
  our Board to breach its          that states the cash
  fiduciary duties (see page       consideration to be paid to
  __).                             our stockholders is fair from
                                   a financial point of view.  A
* We will pay Citizens             copy of the updated opinion is
  Bancshares a liquidated          attached to this proxy
  damages fee of $250,000 plus     statement as Appendix B.  You
  expenses up to $200,000 upon     should read it completely to
  the occurrence of certain        understand the assumptions
  events  (see page __).           made, matters considered and
                                   limitations on the review
* We and Citizens Federal          performed by our financial
  Savings Bank have agreed to      advisor in issuing its
  conduct our business according   opinion.  We have agreed to
  to particular requirements       pay RP Financial, LC. a fee
  (see pages __-__).               equal to approximately
                                   $101,250, of which $17,500 has
* The completion of the            been paid to date, plus
  merger depends on a number of    reimbursement of certain out-
  conditions being satisfied or    of-pocket expenses.
  waived (see pages __-__).
                                   You Have Dissenters' Rights
The Merger Will be Taxable to      (see pages __-__).
Our Stockholders (see pages __-
__).                                 Under Delaware law, you
                                   have dissenters' appraisal
  Our stockholders will            rights with respect to your
recognize gain or loss for         CFS Bancshares shares.  If you
federal, and possibly state        do not wish to accept the
and local, income tax              $64.76 per share cash merger
purposes, on the exchange of       consideration (or as adjusted
their CFS Bancshares shares        if the merger is not completed
for cash.  You will recognize      by October 31, 2002), you can
gain or loss equal to the          dissent from the merger and
difference between the amount      instead choose to have the
of cash you receive and your       fair value of your shares
tax basis in your CFS              judicially determined and paid
Bancshares shares.  You should     to you in cash.  However, in
determine the actual tax           order to exercise your rights,
consequences of the merger to      you must follow specific
you.  They will depend on your     procedures.  You should
specific situation and factors     carefully read Section 262 of
not within our control.  You       the Delaware General
should consult your personal       Corporation Law which is
tax advisor for a full             included as Appendix C.
understanding of the merger's
specific tax consequences to       The Merger Is Expected to Be
you.                               Completed in the Fourth
                                   Quarter of Year 2002 (see page
Our Board of Directors             __).
Recommends Stockholder
Approval (see pages __-__).          The merger will only occur
                                   after all the conditions to
Our Board of Directors             its completion have been
believes that the merger is in     satisfied or waived.
the best interests of CFS          Currently, we anticipate that
Bancshares and our                 the merger will be completed
stockholders and has               in the fourth quarter of 2002.
unanimously approved the
merger agreement.  Our Board
recommends that CFS Bancshares
stockholders vote "FOR"
adoption of the merger
agreement.

                                  3



Financial Interests of CFS         * Each member of the Board
Bancshares' Officers and             of Directors of CFS Bancshares
Directors in the Merger (see         will be appointed to an
pages __-__).                        advisory board for at least
                                     one year and will receive fees
  Our directors and executive        of at least $1,800 per year.
officers have interests in the       Mr. Stokes will chair the
merger as individuals in             advisory board.  In addition,
addition to, or different            Mr. Stokes will be appointed
from, their interests as             to the Board of Directors of
stockholders, such as                Citizens Bancshares and
receiving severance payments,        Citizens Trust Bank and will
indemnification and insurance        receive the same fees as those
coverage, and other benefits.        directors receive.

* Mr. Stokes, our Chairman         * Under the terms of the
  of the Board and Chief             merger agreement, each
  Executive Officer, will be         outstanding vested stock
  entitled to receive a payment      option will be cancelled in
  under his employment agreement     return for a cash payment
  with Citizens Federal Savings      equal to the difference
  Bank.  Two other officers of       between the per share merger
  CFS Bancshares - Cynthia Day       consideration and the exercise
  and W. Kent McGriff - are          price of the option.  The
  entitled to severance payments     aggregate value of payments
  pursuant to change of control      expected to be made to our
  severance agreements entered       directors and executive
  into by each of them and           officers for vested stock
  Citizens Federal Savings Bank.     options is approximately
  The aggregate payments due         $384,000, assuming the merger
  under the employment and           is completed by October 31,
  change of control agreements       2002.
  is estimated to be
  approximately $761,000.          * Citizens Bancshares has
                                     agreed to indemnify our and
* Citizens Federal intends           our subsidiaries' directors,
  to pay regular bonuses to its      officers, employees and agents
  officers and employees for the     for events that occurred
  year ending September 30, 2002     before the merger and to
  in an amount up to $45,000 in      provide directors' and
  the aggregate.  In addition,       officers' insurance coverage
  Citizens Federal intends to        for a period of three years
  pay additional bonuses to Mr.      after the merger, provided
  Stokes, Ms. Day, and Mr.           that the cost of such
  McGriff, in an aggregate           insurance does not exceed
  amount of $124,000.                $50,000 annually.

* Any employees of Citizens            Our Board of Directors was
  Federal Savings Bank, other        aware of these interests and
  than Messrs. Stokes and            considered them in its
  McGriff and Ms. Day, whose         decision to approve the merger
  employment is discontinued by      agreement.
  Citizens Bancshares or its
  subsidiaries within one year
  of the merger date, except
  termination for cause, will be
  entitled to receive severance
  payments from Citizens Trust
  Bank equal to their current
  weekly salary times their
  years of service, up to a
  maximum of six weeks of salary
  for our officers and four
  weeks of salary for our non-
  officer employees, plus any
  accrued but unused vacation
  leave for calendar 2002.

                                  4



            SELECTED CONSOLIDATED FINANCIAL AND OTHER
                INFORMATION ABOUT CFS BANCSHARES

     The following tables set forth selected historical consolidated financial and other data about CFS Bancshares at the dates and for the periods shown. The historical consolidated financial data for the nine months ended June 30, 2002 and 2001are derived from unaudited consolidated financial statements. However, in the opinion of management, all adjustments consisting of normal recurring accruals, necessary for a fair presentation at June 30, 2002 and for such periods have been made. Operating results for the nine months ended June 30, 2002 are not necessarily indicative of the results that may be expected for any other interim period or for the entire year ended September 30, 2002. The financial information for the three years ended September 30, 2001 of CFS Bancshares is based on, and qualified in its entirety by, our consolidated financial statements, including the notes thereto, which have been filed previously with the SEC. See "Where You Can Find More Information."

                                                               At
                                                          September 30,
                                      June 30,     ----------------------------
                                        2002       2001        2000        1999
                                     ----------    ----        ----        ----
Selected Consolidated Financial                  (Dollars in thousands)
Condition Data:

Total assets..................        $107,623   $103,328    $100,564    $96,104
Cash and cash equivalents.....           3,379      6,119       3,594      7,689
Loans, net....................          37,640     41,110      48,238     43,521
Investment securities.........          60,659     48,471      42,904     38,534
Deposits......................          77,268     76,945      76,334     75,180
Borrowings....................          18,950     14,950      14,950     11,850
Stockholders' equity(1).......           8,800      9,843       8,223      7,763






                                                For the Nine Months
                                                      Ended                 For the
                                                     June 30,        Year Ended September 30,
                                                -------------------  ------------------------
                                                   2002     2001      2001     2000     1999
                                                   ----     ----      ----     ----     ----
Selected Operating Data:                        (Dollars in thousands, except per share data)

Interest income                                   $4,525   $5,438   $7,170   $6,708   $6,255
Interest expense                                   2,063    2,870    3,730    3,524    3,252
                                                  ------   ------   ------   ------   ------
Net interest income                                2,462    2,568    3,440    3,184    3,003
Provision for (recovery of) loan losses              -        -        -       (104)      45
                                                  ------   ------   ------   ------   ------
Net interest income after provision
 for (recovery of) loan losses                     2,462    2,568    3,440    3,288    2,958
Net gain (loss) on sale of securities and
 other assets                                        102       70      111       (6)      27
Other noninterest income                             321      301      392      461      511
Noninterest expense                                2,308    2,285    3,041    2,968    2,894
                                                  ------   ------   ------   ------   ------
Income before income taxes                           577      654      902      775      602
Income taxes                                         196      233      312      276      217
                                                  ------   ------   ------   ------   ------
Net income                                        $  381   $  421   $  590   $  499   $  385
                                                  ======   ======   ======   ======   ======
Basic earnings per share                           $2.78    $3.32    $4.58    $3.67    $3.05

Diluted earnings per share                         $2.74    $3.13    $4.58    $3.40    $2.89

______________________________
(1) Includes common stock subject to a put obligation with respect to our employee stock ownership plan.


                                  5





                                                      For the Nine Months         For the
                                                        Ended June 30,     Year Ended September 30,
                                                      -------------------  ------------------------
                                                         2002     2001      2001     2000     1999
                                                         ----     ----      ----     ----     ----
Selected Operating Ratios and Other Data:
Performance Ratios:
 Yield on average interest-earning assets                6.17%    7.69%     7.50%    7.54%    7.41%
 Rate paid on average interest-bearing liabilities       2.89     4.14      4.04     4.06     3.93
 Net interest rate spread                                3.28     3.55      3.46     3.48     3.48
 Net interest margin                                     3.40     3.65      3.35     3.58     3.56
 Noninterest expense as a percent of average assets      2.92     2.98      2.98     3.02     3.07
 Return on average assets                                 .48      .55       .58      .52      .41
 Return on average equity                                5.09     6.42      6.95     6.40     4.98
 Ratio of average equity to average assets               9.45     8.56      9.37     8.18     8.08
 Dividend payout ratio                                  23.32%   17.37%    20.05%   19.53%   25.29%
 Book value per share(1)                               $72.45   $71.30    $70.70   $63.25   $59.71
Asset Quality Ratios:
 Nonperforming loans as a percent of total loans         1.80%    2.42%     4.07%    3.46%    3.03%
 Nonperforming assets as a percent of total assets       1.19     1.29      1.78     1.83     1.50
 Allowance for loan losses as a percent of total loans    .95      .88       .92      .67      .68
 Allowance for loan losses as a percent of
  nonperforming loans                                   53.04    36.39     25.31    19.50    22.29
Net loans charged-off (recovered) to average loans        .08     (.07)     (.12)    (.28)     .62

__________________________

(1) Includes common stock subject to a put obligation with respect to our employee stock ownership plan.




                  YOU CAN FIND MORE INFORMATION

     As a public company, we are obligated to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, our public filings are available to the public from commercial document retrieval services and on the Internet World Wide Website maintained by the SEC at "http://www.sec.gov."








                                  6



                        THE SPECIAL MEETING

Place, Time and Date

     The special meeting is scheduled to be held in the second floor auditorium located at 300 18th Street North, Birmingham,
Alabama, which is adjacent to the main office of Citizens Federal
Savings Bank, on __________, _________, 2002 at _:00 p.m.,
Central Time.

Matters to Be Considered

     At the special meeting, you will be asked to approve a proposal to adopt the merger agreement, a proposal to adjourn the special meeting if necessary to solicit additional proxies, and such other matters as are properly brought before the special meeting. As of _________, 2002, we do not know of any business that will be presented for consideration at the special meeting other than the adoption of the merger agreement and the proposal to possibly adjourn the special meeting.

Record Date; Vote Required

     Only our stockholders of record at the close of business on September __, 2002 are entitled to notice of and to vote at the special meeting. As of September __, 2002, there were 139,220 shares of our common stock outstanding and entitled to vote at the special meeting.

     Each outstanding share of our common stock will be entitled to cast one vote per share at the special meeting. You may vote in person or by submitting a properly executed proxy. The presence, in person or by properly executed proxies, of the holders of at least a majority of all the shares entitled to vote at the special meeting will constitute a quorum. Abstentions and broker non-votes will be treated as shares present at the special meeting for purposes of determining the presence of a quorum. A broker non-vote is an unvoted proxy submitted by a broker. Under applicable rules, brokers or other nominees who hold shares in street name for customers who are the beneficial owners of such shares may not vote those shares with respect to the merger agreement unless they have received specific instructions from their customers.

     To approve and adopt the merger agreement, the holders of a majority of the outstanding shares of CFS Bancshares common stock entitled to vote must vote in favor of the merger agreement. Consequently, a failure to vote, an abstention or a broker non-vote will have the same effect as voting against the merger agreement. In addition, a majority of the votes cast at the special meeting must vote in favor of the proposal to adjourn the special meeting. Accordingly, abstentions will have the same effect as voting against the proposal to adjourn the special meeting. Broker non-votes will have no effect on this proposal.

     Adoption of the merger agreement by our stockholders is one of the conditions that must be satisfied to complete the merger.
See "The Merger - Conditions to the Merger."

Beneficial Ownership of CFS Bancshares Common Stock

     As of September __, 2002, our directors and executive officers and their affiliates beneficially owned in the aggregate 49,088 shares (excluding stock options) of our common stock, or 35.3% of our outstanding shares of common stock entitled to vote at the special meeting. Each of our directors has entered into a directors agreement with Citizens Bancshares agreeing, among other things, to vote their shares of

                                  7



CFS Bancshares common stock in favor of the adoption of the merger agreement. As of September __, 2002, Citizens Bancshares did not own any shares of CFS Bancshares common stock.

Limited Market for CFS Bancshares Common Stock

     There is no active or liquid market for our common stock.
For the period from January 1, 2000 through May 30, 2002, the last day prior to the announcement that we had entered into the merger agreement, we are aware of approximately 10 trades in our common stock. To our knowledge, all of these trades occurred at a price of $18.50 per share. Subsequent to the execution of the merger agreement through September __, 2002, the last practicable date prior to printing this proxy statement, we are not aware of any trades in our common stock.

Proxies

     Shares of our common stock represented by properly executed proxies received prior to or at the special meeting will, unless they have been revoked, be voted at the special meeting in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted "FOR" the adoption of the merger agreement and "FOR" adjournment of the special meeting if necessary to solicit additional proxies.

     You should complete and return the proxy form accompanying this proxy statement to ensure that your vote is counted at the special meeting, regardless of whether you plan to attend the special meeting. If you are the record holder of your shares, you can revoke your proxy at any time before the vote is taken at the special meeting by:

       * submitting written notice of revocation to the Secretary of CFS Bancshares,

       *    submitting a properly executed proxy of a later date, or

       * voting in person at the special meeting, but simply attending the special meeting without voting will not revoke an earlier proxy.

     Written notice of revocation and other communications about revoking your proxy should be addressed to:

          CFS Bancshares, Inc.
          1700 Third Avenue North
          Birmingham, Alabama  35203
          Attention: W. Kent McGriff, Secretary

     If any other matters are properly presented at the special meeting for consideration, the proxy holders will have discretion to vote on such matters in accordance with their best judgment. As of ________, 2002, we know of no other matters to be presented at the meeting.



                                  8



     Certain material events or changes in circumstances including a material amendment to the merger agreement or a material revision of the fairness opinion issued by RP Financial may result in a resolicitation of your vote. Under those circumstances, we will provide you with supplemental information about the material event or change in circumstances and give you an opportunity to recast your vote.

     If your CFS Bancshares common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via telephone or the Internet. Please see your instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

     In addition to solicitation by mail, our directors, officers and employees, who will not receive additional compensation for such services, may solicit proxies from our stockholders, personally or by telephone, telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. We will bear our own expenses in connection with the solicitation of proxies for the special meeting. We also will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of CFS Bancshares common stock.

     You are requested to complete, date and sign the accompanying proxy form and to return it promptly in the enclosed postage-paid envelope.

     You should not forward stock certificates with your proxy forms.


                            THE MERGER

     The information in this proxy statement concerning the terms of the merger is qualified in its entirety by reference to the full text of the merger agreement, which is attached as Appendix A and incorporated by reference herein. All stockholders are urged to read the merger agreement in its entirety, as well as the opinion of our financial advisor attached as Appendix B.

General

     As soon as possible after the conditions to consummation of the merger described below have been satisfied or waived, and unless the merger agreement has been terminated or an alternative structure used as discussed below, CFS Bancshares and a subsidiary of Citizens Trust Bank will merge in accordance with Georgia and Delaware law. CFS Bancshares will be the surviving corporation of the merger and will become a subsidiary of Citizens Trust Bank. Immediately after the merger, CFS Bancshares will be merged with Citizens Bancshares in accordance with Georgia and Delaware law, with Citizens Bancshares being the surviving corporation. Immediately, thereafter, Citizens Federal Savings Bank will merge with and into Citizens Trust Bank. Citizens Trust Bank will be the surviving bank.

     Upon completion of the merger, our stockholders will be entitled to receive at least $64.76 in cash for each share of CFS Bancshares common stock they hold and will cease to be stockholders of CFS Bancshares. The merger consideration of $64.76 per share will increase by $0.07 per month through December 2002 if the merger is not completed by October 31, 2002. Mr. Stokes will become President of Citizens Trust Bank, Alabama Division, and a director of Citizens Bancshares and Citizens Trust Bank.

                                  9



The Companies

     CFS Bancshares, Inc.
     1700 Third Avenue North
     Birmingham, Alabama 35203
     (205) 328-2041

     CFS Bancshares is a Delaware corporation and the parent thrift holding company of Citizens Federal Savings Bank. Citizens Federal Savings Bank is a federally chartered stock savings bank which is headquartered in Birmingham, Alabama. Citizens Federal Savings Bank operates from two offices located in Birmingham, Alabama and one branch office in Eutaw, Alabama.

     Citizens Bancshares Corporation
     75 Piedmont Avenue, N.E.
     Atlanta, Georgia 30302
     (404) 659-5959

     Citizens Bancshares is a Georgia corporation and the parent bank holding company of Citizens Trust Bank. Citizens Trust Bank is a Georgia chartered bank which is headquartered in Atlanta, Georgia. Citizens Trust Bank operates 10 branch offices located in the greater Atlanta metropolitan area and one branch office in Columbus, Georgia.

Background of the Merger

     Our Board of Directors and management have periodically reviewed various strategic options to enhance stockholder value, including continued independence, acquisitions of smaller institutions and mergers with larger institutions. During this time, we held informal merger discussions, but none of these discussions became serious until 2001. In recent years, we found it increasingly difficult to compete with larger financial institutions who offered a broader array of financial products and services. Accordingly, we experienced nominal balance sheet growth in recent years. Our common stock has historically been very illiquid, and our low stock price has resulted in pricing ratios that have been highly discounted to the market for publicly-traded thrifts. The few recent trades of our common stock were at $18.50 per share prior to announcement of the merger agreement.

     In November 2000, our Chairman/CEO met with the chief executive officer of Citizens Bancshares to discuss on a preliminary basis the two companies. Citizens Bancshares is a larger publicly-traded bank holding company offering a broader array of products and services with a particular emphasis in servicing the African American community. Following this meeting, there were follow-up phone conversations regarding a possible strategic affiliation with Citizens Bancshares, centering on continuing common stock ownership by our stockholders in the combined company, expansion of products and services, and organizational/operational matters. It was our understanding at the time that the potential merger price would be in the range of book value per share in the form of cash and stock. Subsequent conversations, however, revealed that the market value of such proposal was below book value since Citizens Bancshares was proposing a common stock exchange ratio based on its book value per share while its stock had historically traded at a discount to book value.

     In early 2001, we engaged RP Financial to preliminarily determine the range of fair value of our common stock pursuant to a merger, to evaluate the financial and market pricing characteristics of Citizens Bancshares and to assess the pro forma impact of a potential cash and stock merger with Citizens Bancshares taking into account the general terms that had been previously discussed. The analysis presented by RP Financial to our Board of Directors in January 2001 indicated a preliminary fair value

                                  10



range pursuant to a merger of $65.00 to $70.00 per share, and that Citizens Bancshares appeared to have the ability to pay a price consistent with this range.

     Our Board subsequently determined to invite Citizens Bancshares to review certain financial and other information of CFS Bancshares, subject to signing a confidentiality agreement. Over the next three to four months, Citizens Bancshares presented several alternative merger prices and forms of consideration, all of which were at a lower price than $64.05 per share, after taking into account the dilutive impact of the outstanding stock options. Because the value of the proposals fell below the preliminary fairness range determined by RP Financial, both parties ended discussions of a potential merger during the summer of 2001.

     In early November 2001, we engaged RP Financial to facilitate a Board and management planning retreat. The purpose of the planning retreat was to evaluate (1) our financial, market and competitive position, (2) viable strategic options to enhance stockholder value as an independent institution and (3) review key elements of our existing and proposed business plan. Our Board and executive management, together with our financial advisor, also reviewed the pro forma effect of various future strategies on earnings per share, book value per share, return on equity, other pertinent ratios and potential value to stockholders. Our Board also compared quantitative measures of our performance with those of other financial institutions and monitored the regional financial institution merger market as well as mergers involving other institutions catering to the African American community. Finally, together with our financial advisor, our Board analyzed the price we would likely receive in a merger or acquisition transaction and compared such price to the present value of the future returns to stockholders of alternative strategies.

     In view of the scope of the materials presented at the November 28, 2001 planning retreat, the retreat participants determined that it would be necessary to hold further discussions before any conclusions could be reached regarding the appropriate strategic direction. Over the course of the next two months, our directors and executive management reviewed the planning retreat materials and held related discussions among themselves as well as with RP Financial.

     As a result of these strategic planning meetings, our Board concluded that in order to remain a competitive and viable institution, it would be necessary to make a considerable investment in technology, systems and personnel in order to introduce alternative delivery systems (potentially including automated teller machines, telephone banking and online banking) and an expanded array of retail and commercial products and services. The Board recognized that such investment may adversely impact profitability in the intermediate term and that such a strategy may involve considerable risk, and this presented considerable uncertainty regarding the benefits of such strategy to maximizing stockholder value. Additionally, our Board considered potential management succession issues as an independent institution.

     As a result of these planning discussions, our Board of Directors determined that, prior to developing and implementing a revised business plan, it should first determine the nature and value of potential merger interest in us by other financial institutions. In this regard, we engaged RP Financial as our financial advisor. The first step in RP Financial's engagement was to identify prospective merger partners based on (1) their perceived ability to pay a merger price consistent with the preliminary fair value range and (2) those that would likely have prospective interest in merging with us and continuing to serve the African American community. RP Financial presented to the Board an analysis of 17 regionally-based publicly-traded and closely-held commercial banks and thrifts (including Citizens Bancshares and one other institution catering to the African American community) and three publicly-traded institutions nationally that catered to the African American community. In reviewing this list, the Board authorized RP Financial to contact five of these institutions regarding their prospective interest in a merger with us, including Citizens Bancshares.

                                  11



     The five institutions selected by the Board included four institutions that catered to the African American community and one regionally-based institution that was perceived to have a relatively high proportion of African American customers. In selecting these institutions, the Board was cognizant that nearly one-third of its total deposits were from four governmental agencies and that such deposits were potentially subject to substantial reduction or withdrawal if we were to merge with a larger financial institution that did not cater to the African American community. Given such risk, it was perceived that institutions catering to the African American community would more likely retain such deposits and deposit relationships and thus the merger price would not be adversely impacted by the risk of loss of such deposits and deposit relationships.

     All five institutions were determined to have the ability to pay the updated range of fair prices preliminarily determined by RP Financial. RP Financial revised the preliminary fair pricing range to take into account stockholder approval of certain stock option grants at our last annual meeting, updated financial information for CFS Bancshares and new market information. The revised preliminary fair pricing range was $61.00 to $66.00 per share.

     RP Financial commenced contacting all five institutions in mid-February 2002, four of whom executed a confidentiality agreement, and RP Financial provided a confidential memorandum to these four institutions, including Citizens Bancshares. During early to mid March, RP Financial communicated with each of these parties regarding their interest in a merger with us. Two institutions declined to make a proposal, one due to the distance between the two institutions and one due to the relatively large size of CFS Bancshares as compared to the prospective acquiror. The third institution expressed interest in a merger but was not willing to compete in a bidding process or pay a price as high as the preliminary fairness range. Citizens Bancshares indicated a $63.05 price per share in an all cash transaction. After considering the responses from the prospective acquirors, the indication of interest from Citizens Bancshares and the results of the earlier strategic planning meetings, on March 26, 2002, our Board authorized our Chairman/CEO, with the assistance of RP Financial, to determine if a satisfactory merger agreement could be negotiated with Citizens Bancshares. The negotiations resulted in changes in Citizens Bancshares' proposal, ultimately resulting in an increase in the cash price per share to $64.05 per share, which would increase monthly if we did not pay our annual dividend in 2002. As a condition to receiving a price increase, Citizens Bancshares required that we enter into a non-binding letter of intent. On April 16, 2002, a non-binding letter of intent was executed under the conditions that such letter not be disclosed and that for a period of 30 days we would negotiate exclusively with Citizens Bancshares. On May 13, 2002, the letter of intent was extended until May 31, 2002.

     From mid-April to early May, the financial advisors for Citizens Bancshares conducted due diligence of CFS Bancshares. From early May through May 30, 2002, we negotiated the terms of the merger agreement with the assistance of our legal counsel and RP Financial.

     On May 23, 2002, our Board reviewed at length with our legal counsel the draft merger agreement. The Board also discussed its business plan and its strategic options, including continued independence. In addition, RP Financial made a financial presentation to our Board and reviewed the financial ratios of the merger as well as other transactions and the value of the merger consideration. RP Financial then presented its preliminary analysis that the merger consideration was fair to the stockholders from a financial point of view. The Board reviewed this preliminary analysis carefully. The parties then had further discussions over the following week.

     On May 30, 2002, the Board convened to review with its legal counsel the finalized merger agreement. RP Financial then delivered its opinion that the merger consideration was fair to our stockholders from a financial point of view. After discussion, our Board unanimously approved the merger agreement. Execution of the merger agreement was publicly announced on May 30, 2002.

                                  12



Our Reasons for the Merger; Recommendation of Your Board of
Directors

     Our Board of Directors believes that the terms of the merger agreement, which are the product of arm's length negotiations between representatives of Citizens Bancshares and CFS Bancshares, are in the best interests of our stockholders. In the course of reaching its determination, our Board of Directors considered the following factors:

       * the merger consideration to be paid to our stockholders in relation to the market value, book value and earnings per share of our common stock,

       * information concerning our financial condition, results of operations, capital levels, asset quality and prospects,

       *  industry and economic conditions,

       * our assessment of Citizens Bancshares' ability to pay the aggregate merger consideration,

       * the opinion of our financial advisor as to the fairness of the merger consideration from a financial point of view to the holders of our common stock,

       * the compatibility of management and business philosophy, including the fact that Citizens Trust Bank is also a minority owned institution,

       *  the greater resources and product offerings that Citizens
          Trust Bank will provide after the merger compared to those that we currently offer,

       * the impact of the merger on the depositors, employees, customers and communities served by us through expanded commercial, consumer and retail banking products and services,

       * the results of our due diligence investigation of Citizens Bancshares and Citizens Trust Bank, including the likelihood of receiving the requisite regulatory approvals in a timely manner,

       * the ability of Citizens Trust Bank after the merger to compete in relevant banking markets, and

       * our strategic alternatives to the merger, including the investments in technology and expanded products and services we believe would be needed if Citizens Federal Savings Bank continued to operate as an independent financial institution.

In making its determination, our Board of Directors did not ascribe any relative or specific weights to the factors which it considered. The foregoing discussion of the factors considered by our Board is not intended to be exhaustive, but it does include the material factors considered by our Board.

     Our Board of Directors believes that the merger is in the best interests of CFS Bancshares and our stockholders. The Board of Directors unanimously recommends that our stockholders vote for the adoption of the merger agreement.

                                  13



The Consideration is Fair According to RP Financial, LC., Our
Financial Advisor

     CFS Banchares retained RP Financial in February 2002 to contact and provide confidential information to prospective acquirors regarding their interest in a merger with CFS Bancshares, negotiate the merger terms and render its opinion with respect to the fairness of the merger consideration from a financial point of view to the shareholders of CFS Bancshares.
In requesting RP Financial's opinion, the CFS Bancshares Board did not give any special instructions to RP Financial, nor did it impose any limitations upon the scope of the investigation that RP Financial might wish to conduct to enable it to give its opinion. RP Financial has delivered to CFS Bancshares its written opinion dated May 30, 2002, and its updated opinion as of __________, 2002, to the effect that, based upon and subject to the matters set forth therein, as of the date thereof, the merger consideration is fair to the CFS Bancshares shareholders from a financial point of view. The opinion of RP Financial is directed toward the consideration to be received by CFS Bancshares shareholders and does not constitute a recommendation to any CFS Bancshares shareholder to vote in favor of approval of the merger agreement. A copy of the updated RP Financial opinion is set forth as Appendix B to this proxy statement, and CFS Bancshares shareholders should read it in its entirety. RP Financial has consented to the inclusion and description of its written opinion in this proxy statement.

     RP Financial was selected by CFS Bancshares to act as its financial advisor because of RP Financial's expertise in the valuation of businesses and their securities for a variety of purposes, including its expertise in connection with mergers and acquisitions of savings and loan associations, savings banks, savings and loan holding companies, commercial banks and bank holding companies. RP Financial has provided other valuation and strategic planning services to CFS Bancshares since 1989, including annual valuations for CFS Bancshares' employee stock ownership plan, the valuation in connection with CFS Bancshares' stock option plan, strategic planning assistance in conjunction with a prospective merger during 2001, the main office relocation and other matters. Since 1989, RP Financial estimates that it was paid approximately $71,500 in professional fees for these other services.

     In rendering its opinion, RP Financial reviewed the following material:

     (1)  the merger agreement, including exhibits;

     (2)  the following information for CFS Bancshares --
(a) annual financial statements for the fiscal years ended September 30, 1997 through 2001 included in the annual report to shareholders for each year, (b) shareholder, regulatory, audited and internal financial and other reports through March 31, 2002, and (c) the annual proxy statement for the last five fiscal years;

     (3) discussions with CFS Bancshares' management regarding past and current business, operations, financial condition, future prospects and market value and the liquidity of our common stock;

     (4) an analysis of the pro forma impact of alternative strategies as an independent institution;

     (5) competitive, economic and demographic characteristics nationally, regionally and in the local market area;

     (6) the potential impact of regulatory and legislative changes on financial institutions;

     (7) the financial terms of other recently completed and pending acquisitions of thrifts in Alabama, regionally and nationally with similar characteristics; and

     (8) the financial condition of Citizens Bancshares as of March 31, 2002 regarding the

                                  14



perceived ability to complete the merger from a cash and capital perspective.

     In rendering its opinion, RP Financial relied, without independent verification, on the accuracy and completeness of the information concerning CFS Bancshares furnished by CFS Bancshares to RP Financial for review for purposes of its opinion, as well as publicly-available information regarding other financial institutions and economic and demographic data. CFS Bancshares did not restrict RP Financial as to the material it was permitted to review. RP Financial did not perform or obtain any independent appraisals or evaluations of the assets and liabilities and potential and/or contingent liabilities of CFS Bancshares.

     RP Financial expresses no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the parties to consummate the merger. In rendering its opinion, RP Financial assumed that, in the course of obtaining the necessary regulatory and governmental approvals for the proposed merger, no restriction will be imposed on Citizens Bancshares that would have a material adverse effect on the ability of the merger to be consummated as set forth in the merger agreement.

     RP Financial's opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of May 30, 2002 and ____________ __, 2002.
Events occurring after the most recent date could materially affect the assumptions used in preparing the opinion. In connection with rendering its opinion dated May 30, 2002, and updated as of ___________ __, 2002, RP Financial performed a variety of financial analyses that are summarized below.
Although the evaluation of the fairness, from a financial point of view, of the merger consideration was to some extent subjective based on the experience and judgment of RP Financial, and not merely the result of mathematical analyses of financial data, RP Financial relied, in part, on the financial analyses summarized below in its determinations. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description. RP Financial believes its analyses must be considered as a whole and that selecting portions of such analyses and factors considered by RP Financial without considering all such analyses and factors could create an incomplete view of the process underlying RP Financial's opinion.

     In its analyses, RP Financial took into account its assessment of general business, market, monetary, financial and economic conditions, industry performance and other matters, many of which are beyond the control of CFS Bancshares, as well as RP Financial's experience in securities valuation, its knowledge of financial institutions, and its experience in similar transactions. With respect to the comparable transactions analysis described below, no public company utilized as a comparison is identical to CFS Bancshares and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the acquisition values of the companies concerned. The analyses were prepared solely for purposes of RP Financial providing its opinion as to the fairness of the merger consideration, and they do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Any estimates contained in RP Financial's analyses are not necessarily indicative of future results of values, which may be significantly more or less favorable than such estimates. None of the analyses performed by RP Financial was assigned a greater significance by RP Financial than any other.

     Comparable Transactions Analysis. RP Financial compared the merger on the basis of the multiples or ratios of reported earnings, book value, tangible book value, assets, tangible book premium to core deposits, and control premium relative to the pre-announcement trading price of CFS Bancshares with the same multiples or ratios of two groups of recently completed and pending regional thrift mergers and acquisitions and other minority banks and thrifts. The "Southeast Thrift Group" is comprised of 17 acquisitions completed since January 1, 2000 and two pending thrift mergers and acquisitions located in the Southeast with total assets below $500 million, but excluding acquisitions of thrifts in mutual holding company form, mergers of equals transactions and those deals with limited or no available deal data. In

                                  15



addition, RP Financial compared the merger to the acquisitions nationwide of other minority banks (two) and thrifts (two) from 1997 to present ("Minority Group"). The median selected financial data and acquisition pricing multiples or ratios at announcement of the Southeast Thrift Group and the Minority Group relative to the CFS Bancshares financial data and pricing multiples or ratios are shown below:

                                    Southeast        Minority          CFS
                                  Thrift Group        Group       Bancshares(1)
                                  ------------       --------     -------------
 Number of Companies                   19                4

 Assets (in millions)                $119.199         $94.197        $108.351
 Equity/Assets                          13.22%           6.13%          8.84%
 Non-Performing Assets/Assets            0.24%           1.52%          1.05%
 Reserve Coverage Ratio                 91.85%         118.01%         26.63%
 Return on Average Assets (2)            0.72%           0.46%          0.45%
 Return on Average Equity (2)            5.66%           6.30%          5.13%

 Price/Earnings (2)                     25.58x          12.79x(4)      18.84x
 Price/Book                            122.27%         137.33%         93.93%
 Price/Tangible Book                   126.11%         137.33%         93.93%
 Price/Assets                           18.16%           9.02%          8.30%
 Tangible Book Premium/
  Core Deposits                          6.99%           2.87%         (1.51)%
 Control Premium (3)                    34.47%             N/A(5)     249.30%
 _____________________

 (1) Reflects financial data as of or for the trailing 12 months ended March 31, 2002.
 (2) Reflects earnings for the trailing 12 months prior to the merger announcement.
 (3)  Merger price relative to trading price one day prior to announcement.
 (4)  Includes two ratios considered not meaningful.
 (5)  Trading prices not available.

 Note: Pricing ratios are based on shares outstanding, and excludes the value of granted options.

     In comparison to the Southeast Thrift Group, CFS Bancshares has smaller assets; lower equity to assets; a higher ratio of nonperforming assets and a significantly lower reserve coverage ratio; and lower profitability relative to average assets and average equity. The pricing ratios or multiples based on the merger consideration for the CFS Bancshares common stock fell below the median pricing ratios or multiples except for control premium. The merger pricing ratios for CFS Bancshares fell within the range of the ratios of the individual members of the Southeast Thrift Group except as follows: the price/book and price/tangible book ratios for CFS Bancshares fell below the range; and the control premium exceeded the range. RP Financial also considered the higher proportion of CFS Bancshares' large deposits by a small number of public unit depositors.

     In comparison to the Minority Group, CFS Bancshares maintained a larger asset base; higher equity to assets; a lower nonperforming assets ratio and a significantly lower reserve coverage ratio; and comparable profitability relative to average assets but lower profitability relative to average equity. The pricing ratios or multiples based on the merger consideration for the CFS Bancshares common stock fell below the median pricing ratios in terms of price/book, price/tangible book, price/assets and tangible book premium/core deposits and exceeded the median pricing ratios in terms of price/earnings. The merger pricing ratios for CFS Bancshares exceeded the range of ratios of the individual members of the Minority Group for price/earnings, fell within the range in terms of price/assets and fell below the range in terms of

                                  16



price/book, price/tangible book and tangible book premium/core deposits. Control premium information was not available for any of the Minority Group members. In comparing CFS Bancshares to the Minority Group, RP Financial considered that two of the individual members were commercial banks. RP Financial also considered the higher proportion of CFS Bancshares' large deposits by a small number of public unit depositors.

     Discounted Cash Flow Analysis. Using the discounted cash flow analysis, RP Financial estimated the present value per share of future dividends and the terminal value to CFS Bancshares' current shareholders based on a continuation of CFS Bancshares' current operating strategies over a five-year period. Specifically, RP Financial incorporated the following historically derived assumptions into the discounted cash flow analysis:

     (1) annual asset growth of 1.0%;

     (2) first year return on average assets of 0.36%, and increasing 0.02% in each year thereafter;

     (3) annual dividends of $0.85 per share; and

     (4) fifth year terminal value multipliers for earnings per share of 25.0 times and for book value per share of 1.25 times, with 67% weight given to the earnings result and 33% weight given to the book value result.

     The cash flows were discounted to present value using discount rates of 12.5% and 15%. In applying these assumptions, RP Financial considered the following: (1) CFS Bancshares' has grown its assets at a similar annual rate over the last five years; (2) CFS Bancshares' average core profitability the last five years has averaged 0.37% relative to average assets; (3) CFS Bancshares is less financially comparable to the Southeast Thrift Group, whose multiples were used for the terminal value calculation; and (4) certain required investments in technology, systems and personnel in the event CFS Bancshares remained independent have not been incorporated. The merger consideration falls above the range of the present values based on performance consistent with CFS Bancshares' historical experience, or $47.87 per share at the high discount rate and $53.28 per share at the low discount rate.

     RP Financial also considered a more optimistic scenario, incorporating a higher growth rate and more profitable scenario while keeping the other assumptions constant. Specifically, assets were assumed to grow 5.00% annually, and first year profitability was assumed to be 0.50% of average assets in the first year and increase by 0.02% annually. As in the historically based scenario, earnings were not adjusted to incorporate required investments in technology, systems and personnel in the event CFS Bancshares were to remain independent. Under this more optimistic scenario, the merger consideration falls near the bottom of the range of present values, or $64.42 per share at the high discount rate and $71.75 at the low discount rate.

     As described above, RP Financial's opinion and presentation to the CFS Bancshares Board was one of many factors taken into consideration by the CFS Bancshares Board in making its determination to approve the merger agreement. Although the foregoing summary describes the material components of the analyses presented by RP Financial to the CFS Bancshares Board on May 30, 2002, and updated as of __________, 2002, in connection with its opinion as of those dates, it does not purport to be a complete description of all the analyses performed by RP Financial and is qualified by reference to the written opinion of RP Financial set forth as Appendix B, which CFS Bancshares shareholders are urged to read in its entirety.

     Pursuant to a letter agreement dated February 4, 2002 (the "engagement letter"), RP Financial estimates that it will receive from CFS Bancshares total professional fees of approximately $101,250, assuming the merger is completed in October 2002. Of this amount, $17,500 has been paid to date. RP

                                  17



Financial's fee includes a $5,000 initial retainer fee, $25,000 for the initial and updated fairness opinion and a success fee of 0.75% based on the aggregate value of the merger consideration of the outstanding shares and the granted options. The success fee is payable upon completion of the merger. CFS Bancshares also agreed to reimburse RP Financial for its out-of-pocket expenses, provided that such expenses do not exceed $10,000 unless otherwise agreed to by CFS Bancshares. In addition, CFS
Bancshares has agreed to indemnify and hold harmless RP
Financial, any affiliates of RP Financial, and the respective directors, officers, agents and employees of RP Financial or their successors and assigns who act for or on behalf of RP Financial from and against any and all losses, claims, damages and liabilities, joint or several, in connection with RP Financial's services pursuant to the engagement letter, unless a court determines that RP Financial was negligent or acted in bad faith. Any time devoted by employees of RP Financial to situations for which indemnification is provided shall be payable by CFS Bancshares at the normal hourly professional rates of such employees. CFS Bancshares will pay for or reimburse the reasonable expenses, including attorneys' fees, incurred by RP Financial in advance of the final disposition of any proceeding if RP Financial undertakes to repay the advance if it is ultimately determined that RP Financial is not entitled to indemnification.

You Will Receive Cash for Your Shares of CFS Bancshares Stock

     Upon completion of the merger, each outstanding share of CFS Bancshares common stock (other than shares as to which dissenters' rights have been asserted and perfected in accordance with Delaware law, treasury shares and certain restricted shares subject to restricted stock awards) shall be converted into and represent the right to receive at least $64.76 in cash without any interest thereon. If the merger is not completed by October 31, 2002, the merger consideration of $64.69 per share will increase by $0.07 per month to $64.83 in November 2002 and $64.90 in December 2002. The aggregate amount of the cash payment represents the merger consideration. The merger consideration to be paid in connection with the merger is expected to be approximately $9.5 million, including payment for the cancellation of all CFS Bancshares stock options, assuming all such options are cancelled.

Treatment of Stock Options

     At the effective time of the merger, each vested stock option to purchase CFS Bancshares common stock issued pursuant to the CFS Bancshares 2001 Stock Option and Incentive Plan that has not been exercised before the merger is completed will be canceled and the holder of the unexercised stock option will be entitled to receive a cash payment equal to $64.76 (subject to adjustment if the merger is not completed by October 31, 2002) less the exercise price per share of the stock option, multiplied by the number of shares of CFS Bancshares common stock subject to the stock option, less any required tax withholding.

Procedure for Surrendering Your Certificates

     Citizens Bancshares will appoint an exchange agent who will be responsible for the process of exchanging CFS Bancshares common stock certificates for the cash merger consideration.
Each holder of CFS Bancshares common stock certificates who surrenders his or her CFS Bancshares certificates to the exchange agent will be entitled to receive a cash payment of at least $64.76 per share of CFS Bancshares common stock upon acceptance of the shares by the exchange agent. The merger consideration of $64.76 per share will increase by $0.07 per month up to $64.90 per share if the merger is not completed by October 31, 2002.

     No later than three business days after the effective time of the merger, a letter of transmittal will be mailed by the exchange agent to CFS Bancshares stockholders. The letter of transmittal will contain instructions for surrendering your certificates of CFS Bancshares common stock.

                                  18



     You should not return your CFS Bancshares common stock certificates with the enclosed proxy, and you should not send your stock certificates to the exchange agent until you receive the letter of transmittal.

     If a certificate for CFS Bancshares common stock has been lost, stolen or destroyed, the exchange agent is not obligated to deliver payment until the holder of the shares delivers:

     * an appropriate affidavit by the person claiming the loss, theft or destruction of his or her certificate,

     * an indemnity agreement, and

     * if required by the exchange agent or Citizens Bancshares, a bond.

     Citizens Bancshares will not be liable to any former holder of CFS Bancshares common stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property laws.

Representations and Warranties Made by Us, Citizens Federal,
Citizens Bancshares and Citizens Trust Bank

     The merger agreement contains representations and warranties made by us, Citizens Federal, Citizens Bancshares and Citizens
Trust Bank which are customary for this type of merger transaction, including, among others, representations and warranties concerning:

     * the organization, good standing and registration of CFS
       Bancshares and Citizens Bancshares and their power to conduct their businesses,

     * their authority to execute, deliver and perform their obligations under the merger agreement,

     * the financial statements of CFS Bancshares and Citizens
       Bancshares,

     * the absence of undisclosed liabilities,

     * the absence of certain changes or events,

     * the truth and accuracy of the statements in this proxy statement and other information called for under the merger agreement, and

     * the regulatory approvals required in order to complete the merger.

     We made certain additional representations and warranties (which are also customary), among others, regarding our capitalization, our subsidiaries, tax matters, the adequacy of our allowance for possible loan losses, our good title to our assets and the condition of our assets, our compliance with environmental and other laws, labor matters, our employee benefit plans, material contracts, litigation, our reports filed with the SEC and other regulatory authorities, the absence of any restrictions or impairments on Citizens Bancshares' ability to exercise any rights as a stockholder of us and the absence of any derivative contracts.

     Citizens Bancshares has made additional representations that it and Citizens Trust Bank both have the regulatory capital necessary to complete the merger and that Citizens Trust Bank will have sufficient cash funds to pay the aggregate merger consideration.

                                  19



     Some of the representations and warranties in the merger agreement are qualified by materiality. The representations, warranties, agreements and covenants in the merger agreement will expire at the effective time of the merger, except for agreements and covenants that by their terms are to be performed after the effective time of the merger.

Conditions to the Merger

     The respective obligations of Citizens Bancshares, Citizens
Trust Bank, CFS Bancshares and Citizens Federal to effect the merger are subject to the satisfaction or waiver of the following conditions specified in the merger agreement:

     * approval of the merger agreement by our stockholders,

     * the receipt of all required regulatory approvals, consents or waivers; provided that none of such approvals, consents or waivers contain, in the reasonable opinion of either us or Citizens Bancshares, any conditions or restrictions that would materially adversely impact the economic or business benefits of the merger such that completion of the merger is no longer advisable,

     * the receipt of all consents required to complete the merger or to prevent any default under any contract or permit which would have a material adverse effect on either us or Citizens Bancshares,

     * the absence of any law or order or any action taken by any court, governmental or regulatory authority prohibiting, restricting or making illegal the completion of the merger,

     * the accuracy of the other party's representations and warranties,

     * the performance by the other party of its obligations contained in the merger agreement in all material respects, and

     * the receipt of certain certificates.

     Citizens Bancshares' and Citizens Trust Bank's obligation to effect the merger also is subject to the following conditions:

     * that each of the directors of CFS Bancshares has executed an agreement to vote his or her shares of CFS Bancshares common stock in favor of the adoption of the merger agreement, which condition has been met, and

     * that each of the directors and officers of CFS Bancshares has represented to Citizens Bancshares that, with the exception of one matter noted, he or she has no knowledge of any matter which is likely to give rise to any claim for indemnification.

     There can be no assurance that the conditions to consummation of the merger will be satisfied or waived. The merger will become effective when the certificate of merger is filed with the Secretary of State of the State of Delaware and articles of merger are filed with the Secretary of State of the State of Georgia, or at a later time if specified in the certificate of merger and articles of merger. It is currently anticipated that the effective time of the merger will occur during the fourth quarter of 2002.

                                  20



Conduct of Business Prior to the Completion of the Merger

     We have agreed that during the period from the date of the merger agreement until the completion of the merger, unless we have received the prior written consent of Citizens Bancshares and except as expressly contemplated in the merger agreement, we and our subsidiaries will:

     * operate our business only in the usual, regular and ordinary course,

     * preserve intact our business organization and assets and maintain our rights and franchises,

     * use our reasonable efforts to cause our representations and warranties in the merger agreement to be true and correct at all times, and

     * take no action which would either adversely affect the ability of us or Citizens Bancshares to obtain any consents required for the merger without any conditions or restrictions of the type described in the merger agreement or materially adversely affect the ability of any party to perform its covenants and agreements under the merger agreement.

     In addition, we agreed that, from the date of the merger agreement until the completion of the merger or the termination of the merger agreement, unless Citizens Bancshares has given its prior written consent, we will not, and we will not permit any of our subsidiaries to, do any of the following:

     * amend our Articles of Incorporation, Bylaws or other governing instruments,

     * incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $25,000 except in connection with the merger agreement or in the ordinary course of the business consistent with past practices or impose, or, with certain exceptions, suffer the imposition of any lien on our assets or permit such lien to exist,

     * repurchase, redeem or otherwise acquire or exchange (other than in the ordinary course for our employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of our capital stock, or declare or pay any dividend or make any other distribution in respect of our capital stock,

     * except for the merger agreement, or pursuant to the exercise of outstanding stock options, issue, sell, pledge, encumber, authorize the issuance of, or otherwise permit to become outstanding, any additional shares of our common stock or any other capital stock, or any other equity right,

     * adjust, split, combine or reclassify any of our capital stock or issue or authorize the issuance of any other securities in respect of or in substitution for our shares,

     * sell, lease, mortgage or otherwise dispose of or otherwise encumber any asset having a book value in excess of $25,000 other than in the ordinary course of business for reasonable and adequate consideration,

     * acquire direct or indirect control over, or invest in the equity securities of any other person except for foreclosures in the ordinary course of business or in the exercise of our fiduciary duties,

                                  21



     * grant any increase in compensation or benefits to our employees or officers, except in accordance with past practice or as approved by our Board of Directors and previously disclosed to Citizens Bancshares or as required by law; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts or understandings in effect on the date of the merger agreement and previously disclosed to Citizens Bancshares; enter into or amend any severance agreements with our officers; grant any increase in fees or other increases in compensation or other benefits to our directors; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits,

     * enter into or amend any employment contract between us and any person that we do not have the unconditional right to terminate without liability at any time on or after the effective date of the merger,

     * adopt any new employee benefit plan or make any material change in or to any of our existing employee benefit plans, except as may be needed to maintain the plan's tax qualified status,

     * make any significant change in any tax or accounting methods or systems of internal accounting controls, except to comply with changes in laws, regulations or generally accepted accounting principles,

     * settle any litigation involving any liability for money damages exceeding $25,000 or material restrictions upon our operations, and

     * except in the ordinary course of business, modify, amend or terminate any material contract or waive, release, compromise or assign any material rights or claims.

     In addition, we have agreed that neither us nor any of our subsidiaries or any of our respective officers, directors, employees or representatives will directly or indirectly solicit any acquisition proposal. An acquisition proposal is a tender offer, exchange offer or merger proposal (other than our proposed merger with Citizens Bancshares and its subsidiaries), an acquisition of all or a substantial portion of our stock or assets or other business combination. We also have agreed that, except to the extent necessary for our Board of Directors to comply with its fiduciary duties as advised by legal counsel, we will not furnish any non-public information in connection with, negotiate with respect to, or enter into any contract with respect to, any acquisition proposal. W may however communicate with our stockholders with respect to any acquisition proposal in order to comply with our legal obligations or fiduciary duties as advised by legal counsel. We have agreed that our Board of Directors will not withdraw or modify its approval of the merger or the merger agreement or its recommendation that you approve the merger and the merger agreement and that we will not approve or recommend any acquisition proposal or enter into any agreement with respect to any acquisition proposal unless our Board of Directors makes a determination, after consulting with legal counsel, that failure to do so would be inconsistent with its fiduciary duties to our stockholders under law. In any event, before we could withdraw or modify our approval or recommendation of the merger agreement or the proposed merger with Citizens Bancshares, approve or recommend an acquisition proposal with another party, or enter into an agreement with respect to an acquisition proposal, we are required to first provide Citizens Bancshares with notice that we have received an acquisition proposal describing the material terms and conditions of such proposal and identifying the person making the proposal. We must send such notice to Citizens Bancshares at least two business days before acting on such acquisition proposal and, if we determine to enter into an agreement with respect to an acquisition proposal, we must provide Citizens Bancshares written notice by 12:00 noon on the day before we intend to enter into such agreement. We are required to promptly inform

                                  22



Citizens Bancshares of any requests for information or of any negotiations or discussions regarding any acquisition proposal.

Approvals Needed to Complete the Merger

     The Board of Governors of the Federal Reserve System and the Department of Banking and Finance of the State of Georgia must approve the merger. Applications for these approvals were filed on or about September __, 2002. The regulators' review of the applications will not include an evaluation of the proposed transaction from the financial perspective of the individual stockholders of CFS Bancshares. Further, no stockholder should construe an approval of the application by either regulator to be a recommendation that the stockholders vote to approve the proposal. Each stockholder entitled to vote should evaluate the proposal to determine the personal financial impact of the completion of the proposed transaction. Stockholders not fully knowledgeable in such matters are advised to obtain the assistance of competent professionals in evaluating all aspects of the proposal, including any determination that the completion of the proposed transaction is in the best financial interest of the stockholder.

     Under the Community Reinvestment Act of 1977, federal banking regulators must consider the record of performance of Citizens Federal Savings Bank and Citizens Trust Bank in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each institution. As part of the review process, the banking agencies frequently receive comments and protests from community groups and others. Citizens Federal Savings Bank and Citizens Trust Bank each received an "outstanding" rating during their respective last Community Reinvestment Act examinations.

     In addition, a period of up to 30 days must expire following approval by the Board of Governors of the Federal Reserve System, within which period the United States Department of Justice may file objections to the merger under the federal anti-trust laws. Although we believe that the likelihood of such action by the Department of Justice is remote in this merger, there can be no assurance that the Department of Justice will not initiate such proceeding. If such proceeding is instituted or challenge is made, we cannot ensure a favorable result.

     We are not aware of any other regulatory approvals required for completion of the merger, except as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance that any other approvals, if required, will be obtained.

     There can be no assurances that the requisite regulatory approvals will be received in a timely manner, in which event the consummation of the merger may be delayed. If the merger is not consummated on or before December 31, 2002, the merger agreement may be terminated by either Citizens Bancshares or us.

     It is a condition to the consummation of the merger that the regulatory approvals be obtained without any conditions or requirements which, in the reasonable judgment of the board of directors of either Citizens Bancshares or us, would materially adversely impact the economic or business benefits of the transactions contemplated by the merger agreement as to render inadvisable the completion of the merger. No assurance can be provided that any such approvals will not contain terms, conditions or requirements which fail to satisfy this condition of the merger.

Waiver and Amendment of the Merger Agreement

     Before the time that the merger is completed, either we or Citizens Bancshares, or both of us, may waive any default in the performance of any term of the merger agreement by the other party, may waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations

                                  23



under the merger agreement, and may waive any of the conditions precedent to the obligations of such party under the merger agreement, except any condition that, if not satisfied, would result in the violation of any applicable law or governmental regulation. No waiver will be effective unless written and unless signed by a duly authorized officer of Citizens Bancshares or CFS Bancshares, as the case may be.

     To the extent permitted by law, we and Citizens Bancshares may amend the merger agreement by written amendment at any time before our stockholders have approved the merger agreement.
After our stockholders have approved the merger agreement, under the Delaware General Corporation Law, no amendment can modify the form or change the merger consideration to be received by our stockholders or change any of the terms of the merger agreement in a manner that would adversely affect our stockholders unless our stockholders also approve the amendment.

Termination of the Merger Agreement

     The merger agreement may be terminated and the merger abandoned at any time prior to the effective date of the merger:

     * By the mutual consent of CFS Bancshares and Citizens
       Bancshares or

     * By CFS Bancshares or Citizens Bancshares:

          - in the event of any material breach of any representation or warranty of the other party contained in the merger agreement that cannot be or has not been cured within 30 days after giving written notice to the breaching party of such breach,

          - in the event of a material breach by the other party of any covenant or agreement contained in the merger agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach,

          - any regulatory approval required to complete the merger has been denied by final, nonappealable action, or if any such regulatory denial is not appealed within the time limit for appeal or if our stockholders vote not to approve the merger agreement,

          - if the merger is not consummated by December 31, 2002, provided that the failure to consummate is not due to a breach by the party electing to terminate, or

          - if any of the conditions to completing the merger cannot be satisfied or fulfilled in a timely fashion.

     * we may also terminate the merger agreement if our Board of Directors, after consulting with legal counsel, determines that a failure to enter into a definitive agreement with another party with respect to an acquisition proposal would be inconsistent with its fiduciary duties to stockholders.

     In the event that the merger agreement is terminated, the merger agreement will become void and have no effect, with certain exceptions, including:

     * provisions relating to confidential information, and

     * provisions relating to expenses, which generally provide that each of us and Citizens Bancshares will bear our own costs and expenses related to the merger and will share filing

                                  24



       fees and the printing costs relating to this proxy statement. However, in the event that Citizens Bancshares terminates the merger agreement because:

          * we have willfully breached any representation, warranty or covenant, the satisfaction or performance of which was within our control,

          * our stockholders vote against approval of the merger agreement after we have received an acquisition proposal from a third party, or

          * we have entered into a definitive agreement with respect to an acquisition proposal by a third party,

          then we have agreed to pay Citizens Bancshares a liquidated damages fee of $250,000 plus its out-of-pocket costs and expenses up to $200,000.

     Similarly, if we terminate the merger agreement because Citizens Bancshares has willfully breached any representation, warranty or covenant, the satisfaction or performance of which was within its control, then Citizens Bancshares has agreed to pay us a liquidated damages fee of $250,000 plus our out-of-pocket costs and expenses up to $200,000.

Interests of Directors and Officers in the Merger that are Different from Your Interests

     Some members of our management and Board of Directors may have interests in the merger that are in addition to or different from the interests of our stockholders. Our Board was aware of these interests and considered them in approving the merger agreement.

     CFS Bancshares Stock Options. As of September __, 2002, our directors and executive officers held options to purchase in the aggregate 8,300 shares of CFS Bancshares common stock under our stock option plan. Each director and executive officer will receive payment for their stock options as described earlier in this proxy statement. The aggregate value of the payout for these stock options will be approximately $384,000 if the merger is completed in October 2002. See " -Treatment of Stock Options."

     CFS Bancshares Employee Stock Ownership Plan.  As of
June 30, 2002, our ESOP held 3,338 shares of our common stock which had not yet been allocated to participants and which were pledged as collateral for the remaining $48,000 loan to the ESOP. Participants in our ESOP will become fully vested in their ESOP accounts and the ESOP will be terminated upon completion of the merger, at which time the loan will be repaid with the cash received by the ESOP in the merger. Based on the number of unallocated shares and the current loan balance, the ESOP will have approximately $205,000 of cash after repayment of the ESOP loan, which cash will be allocated to the participants in accordance with the terms of the ESOP and distributed to participants in the ESOP following receipt of a favorable determination letter from the Internal Revenue Service.

     Employment and Change of Control Agreements. Citizens Federal Savings Bank has previously entered into an employment agreement with Mr. Stokes and change-in-control protective agreements with Cynthia N. Day and W. Kent McGriff. Under Mr. Stokes' agreement, he is entitled to a severance payment equal to
2.99 times his annual base amount, as defined, in the event of a change-in-control and termination of his employment. The agreements with Ms. Day and Mr. McGriff provide for similar payments. In the merger agreement, Citizens Bancshares has acknowledged the employment and change-in-control protective agreements and has agreed to make the change-in-control payments to Messrs. Stokes and McGriff and Ms. Day immediately prior to the merger. The amount of these

                                  25



payments is expected to be approximately $353,000 to Mr. Stokes, $220,000 to Ms. Day and $188,000 to Mr. McGriff.

     Bonus Payments. In recognition of their additional services in connection with the merger, we intend to pay special bonuses to Messrs. Stokes and McGriff and Ms. Day during the year ended September 30, 2002. These special bonuses are expected to amount to $69,600 for Mr. Stokes, $27,200 for Ms. Day and $27,200 for Mr. McGriff. These bonuses will be in addition to our normal bonus payments.

     New Employment Agreement. At the effective time of the merger, Citizens Bancshares and/or Citizens Trust Bank will enter into a new employment agreement with Mr. Bunny Stokes. Mr. Stokes will serve as President of the Alabama Division of Citizens Trust Bank and as a director of the bank. The employment agreement has an initial term of two years from the effective date of the merger but may be extended for an additional year on each annual anniversary of the commencement at the option of Citizens Bancshares with Mr. Stokes' consent. The employment agreement provides that Mr. Stokes will receive a base salary of $115,000 per year and certain other benefits.

     Board of Directors. Upon completion of the merger, Mr. Stokes will be appointed to the Boards of Directors of Citizens Bancshares and Citizens Trust Bank and will receive the same fees as those directors receive. At the effective time of the merger, our directors will be appointed to a newly created Alabama Advisory Board for Citizens Bancshares and/or Citizens Trust Bank for at least a one-year period. Mr. Stokes will serve as Chairman of the Alabama Advisory Board, and each member will receive compensation of not less than $1,800 per year.

     Protection of Directors, Officers and Employees Against Claims. In the merger agreement, Citizens Bancshares has agreed to indemnify our and our subsidiaries' directors, officers, employees and agents after the completion of the merger to the fullest extent permitted under law and our certificate of incorporation and bylaws. Citizens Bancshares also has agreed to maintain, for a period of three years after the effective time of the merger, our current directors' and officers' liability insurance policy, provided that the annual cost of such policy does not exceed $50,000.

Employees and Benefit Plans

     The merger agreement provides that our and our subsidiaries' full-time employees who remain employed by Citizens Bancshares or its subsidiaries after the effective time of the merger will be eligible to participate in the benefit plans of Citizens Bancshares or its subsidiaries that are generally available to their employees. Continuing employees will receive credit for years of service with us and our subsidiaries for purposes of determining eligibility for participation and vesting (but not for purposes of benefit accrual). Any of our employees, other than Messrs. Stokes and McGriff and Ms. Day, whose employment is discontinued by Citizens Bancshares or its subsidiaries within one year of the merger date, except termination for cause, will be entitled to receive severance payments from Citizens Trust Bank equal to their current weekly salary times their years of service, up to a maximum of six weeks of salary for our officers and four weeks of salary for our non-officer employees, plus any accrued but unused vacation leave for calendar 2002.

You Have Dissenters' Rights of Appraisal

     Under Delaware law, if you do not wish to accept the cash payment provided for in the merger agreement, you have the right to dissent from the merger and to have an appraisal of the fair value of your shares conducted by the Delaware Court of Chancery. Stockholders electing to exercise dissenters' rights must strictly comply with the provisions of Section 262 of the Delaware General Corporation Law to perfect their rights. A copy of Section 262 is attached as Appendix C.

                                  26



     The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to dissent from the merger and perfect a stockholder's dissenters' rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law.

     Section 262 requires that stockholders be notified not less than 20 days before the special meeting to vote on the merger that dissenters' appraisal rights will be available. A copy of
Section 262 must be included with such notice. This proxy statement constitutes our notice to you of the availability of dissenters' rights in connection with the merger. If you wish to consider exercising your dissenters' rights, you should carefully review the text of Section 262 contained in Appendix C because failure to timely and properly comply with the requirements of
Section 262 will result in the loss of your dissenters' rights under Delaware law.

     If you elect to demand appraisal of your shares, you must satisfy ALL of the following conditions:

     * You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the merger. Voting against or failing to vote for the merger by itself does not constitute a demand for appraisal within the meaning of Section 262.

     * You must not vote in favor of the merger. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the merger, by proxy or in person, will constitute a waiver of your dissenters' rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

     * You must continuously hold your shares of CFS Bancshares common stock through the effective time of the merger.

     If you fail to comply with all of these conditions and the merger is completed, you will be entitled to receive the cash payment for any shares of CFS Bancshares common stock you hold as of the effective time of the merger as provided for in the merger agreement but will have no dissenters' rights of appraisal for your shares of CFS Bancshares common stock.

     All demands for appraisal should be addressed to the Corporate Secretary, CFS Bancshares, Inc., 1700 Third Avenue North, Birmingham, Alabama 35203, before the vote on the merger is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of CFS Bancshares common stock. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his or her shares.

     To be effective, a demand for appraisal by a holder of CFS Bancshares common stock must be made by or in the name of such registered stockholder, fully and correctly, as the stockholder's name appears on his or her stock certificate(s) and cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of such shares.

     If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner or

                                  27



owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

     If you hold your shares of CFS Bancshares common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or such other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

     Within ten days after the effective date of the merger, Citizens Bancshares must give written notice that the merger has become effective to each CFS Bancshares stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger. Within 120 days after the effective date, either Citizens Bancshares or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. A dissenting stockholder may request from Citizens Bancshares during this 120 day period a statement setting forth
(a) the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received, and (b) the aggregate number of holders of such shares. We have been informed that Citizens Bancshares does not presently intend to file such a petition in the event there are dissenting stockholders and has no obligation to do so. Accordingly, your failure to timely file a petition could nullify your demand for appraisal.

     At any time within 60 days after the effective date of the merger, any stockholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of CFS Bancshares common stock. If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to Citizens Bancshares, Citizens Bancshares will then be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares. After notice to dissenting stockholders, the Chancery Court is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the stockholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the court may dismiss the proceedings as to such stockholder.

     After determination of the stockholders entitled to appraisal of their shares of CFS Bancshares common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any. When the value is determined, the court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding if the Chancery Court so determines, to the stockholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares.

     In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of the shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive pursuant to the merger agreement.

                                  28



     Costs of the appraisal proceeding may be imposed upon Citizens Bancshares and the stockholders participating in the appraisal proceeding by the Chancery Court as the court deems equitable in the circumstances. Upon the application of a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

     Any stockholder who demands appraisal rights will not, after the effective date, be entitled to vote shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares, other than with respect to payment as of a record date prior to the effective date; however, if no petition for appraisal is filed within 120 days after the effective date, or if such stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective date, then the right of such stockholder to appraisal will cease and such stockholder will be entitled to receive the cash payment for shares of his or her CFS Bancshares common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation.

     In view of the complexity of Section 262, CFS Bancshares stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

Federal Income Tax Consequences of the Merger to You

     The exchange of our common stock for cash pursuant to the terms of the merger agreement will be a taxable transaction for federal income tax purposes under the Internal Revenue Code, and may also be a taxable transaction under state, local and other tax laws. Similarly, any CFS Bancshares stockholders who exercise their dissenters' appraisal rights and receive cash in exchange for their shares of CFS Bancshares common stock will recognize gain or loss for federal income tax purposes and may recognize gain or loss under state, local and other tax laws. A stockholder of CFS Bancshares will recognize gain or loss equal to the difference between the amount of cash received by the stockholder pursuant to the merger and the tax basis in the CFS Bancshares common stock exchanged by such stockholder pursuant to the merger. Gain or loss must be determined separately for each block of CFS Bancshares common stock surrendered pursuant to the merger. For purposes of federal tax law, a block consists of shares of CFS Bancshares common stock acquired by the stockholder at the same time and price.

     Gain or loss recognized by the stockholder exchanging his or her CFS Bancshares common stock pursuant to the merger or pursuant to the exercise of dissenters' rights will be capital gain or loss if such CFS Bancshares common stock is a capital asset in the hands of the stockholder. If the CFS Bancshares common stock has been held for more than one year, the gain or loss will be long-term. Capital gains recognized by an exchanging individual stockholder generally will be subject to federal income tax at capital gain rates applicable to the stockholder (up to a maximum of 38.6% for short-term capital gains and 20% for long-term capital gains), and capital gains recognized by an exchanging corporate stockholder generally will be subject to federal income tax at a maximum rate of 35%.

     Neither Citizens Bancshares nor CFS Bancshares has requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to CFS Bancshares' stockholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to CFS Bancshares' stockholders with respect to any of the tax effects of the merger to stockholders.

     The federal income tax discussion set forth above is based upon current law and is intended for general information only.
You are urged to consult your tax advisor concerning the specific tax

                                  29



consequences of the merger to you, including the applicability and effect of state, local or other tax laws and of any proposed changes in those tax laws and the Internal Revenue Code.

Accounting Treatment of the Merger

     The merger will be accounted for under the purchase method of accounting. Under this method of accounting, Citizens Bancshares and CFS Bancshares will be treated as one company as of the date of the merger, and Citizens Bancshares will record the fair market value of CFS Bancshares' assets less liabilities on its consolidated financial statements. Acquisition costs in excess of the fair values of the net assets acquired, if any, will be recorded as an intangible asset and amortized for financial accounting purposes. The reported consolidated income of Citizens Bancshares will include our operations after the completion of the merger.

Who Pays for What

     All out-of-pocket costs and expenses incurred in connection with the merger (including, but not limited to, counsel fees) will be paid by the party incurring such costs and expenses, except that each of the parties shall pay for one-half of the filing fees for the regulatory applications and the printing costs relating to this proxy statement. In certain circumstances, a party's expenses will be paid by the other
party.  See     "- Termination of the Merger Agreement."

                   CERTAIN RELATED AGREEMENTS

Bank Merger Agreement

     In connection with the merger, Citizens Federal Savings Bank and Citizens Trust Bank will enter into a bank merger agreement under which Citizens Federal Savings Bank and Citizens Trust Bank will merge, with Citizens Trust Bank being the surviving bank.

Directors Agreement

     As an inducement for Citizens Bancshares and Citizens Trust Bank to enter into the merger agreement, the directors of CFS Bancshares entered into a directors agreement with Citizens Bancshares and Citizens Trust Bank. Pursuant to the voting agreement, our directors agreed to vote all of their shares of CFS Bancshares common stock owned, controlled or for which they possess voting power in favor of the adoption of the merger agreement. Our directors also agreed not to directly or indirectly serve as a consultant to, serve as a management official of, or be or become a major stockholder of any financial institution having an office in Jefferson County or Tuscaloosa County, Alabama, other than Citizens Bancshares or Citizens Trust Bank.

                ADJOURNMENT OF THE SPECIAL MEETING

     Each proxy solicited requests authority to vote for an adjournment of the special meeting, if an adjournment is deemed to be necessary. CFS Bancshares may seek an adjournment of the special meeting so that we can solicit additional votes in favor of the merger agreement if the merger proposal has not received the requisite vote of stockholders at the special meeting and has not received the negative votes of the holders of a majority of CFS Bancshares' stock. If CFS Bancshares desires to adjourn the meeting, it will request a motion that the meeting be adjourned for up to 29 days with respect to the merger proposal (and solely with respect to the merger proposal, provided that a quorum is present at the special meeting), and no vote will be taken on the merger proposal at the originally scheduled special meeting.
Each proxy solicited, if properly signed and returned to CFS Bancshares and not revoked prior to its use, will be voted on any motion for adjournment in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted in favor of any motion to adjourn the meeting. Unless revoked prior to its use, any proxy solicited for the special meeting will continue to be valid for any adjourned meeting, and will be voted in accordance with instructions contained

                                  30



therein, and if no contrary instructions are given, for the proposal in question.

     Any adjournment will permit CFS Bancshares to solicit additional proxies and will permit a greater expression of the stockholders' views with respect to the merger proposal. The adjournment would be disadvantageous to stockholders who are against the merger agreement because an adjournment will give CFS Bancshares additional time to solicit favorable votes and thus increase the chances of passing the merger proposal.

     If a quorum is not present at the special meeting, no proposal will be acted upon and the CFS Bancshares Board of Directors will adjourn the special meeting to a later date to solicit additional proxies on each of the proposals being submitted to stockholders.

     An adjournment for up to 29 days will not require either the setting of a new record date or notice of the adjourned meeting as in the case of an original meeting. CFS Bancshares has no reason to believe that an adjournment of the special meeting will be necessary at this time.

     Because the Board of Directors recommends that stockholders vote "FOR" the proposed merger agreement, the Board of Directors also recommends that stockholders vote "FOR" the possible adjournment of the special meeting on the merger proposal. Approval of the proposal to adjourn the special meeting on the merger proposal requires the approval of a majority of the votes cast on the adjournment proposal.


       BENEFICIAL OWNERSHIP OF CFS BANCSHARES COMMON STOCK

     Stockholders of record as of the close of business on September __, 2002 will be entitled to one vote for each share of our common stock then held. As of that date, we had 139,220 shares of common stock issued and outstanding. The following table sets forth information regarding the share ownership of:

     * each holder of more than 5% of our outstanding common stock, including our Employee Stock Ownership Plan,

     * each member of our Board of Directors and each executive officer who is not a director, and

     * all of our directors and executive officers as a group.





                                  31







                                                    Shares
                                                 Beneficially      Percent of
Name of Beneficial Owner                          Owned(1)(2)        Class
------------------------                         -------------     ----------

Citizens Federal Savings Bank                       31,063 (3)         22.3%
Employee Stock Ownership Plan
1700 Third Avenue North
Birmingham, Alabama 35203

State Farm Insurance Co.                            12,999              9.3%
State Farm Plaza
Bloomington, Illinois 61701

Directors:
  Bunny Stokes, Jr.                                 27,886 (4)         19.7%
  James W. Coleman                                  12,300 (5)          8.8%
  Cynthia N. Day                                     3,621 (6)          2.6%
  Dr. Ross E. Gardner                                6,866              4.9%
  Rev. John T. Porter                                  800               .6%
  Odessa Woolfolk                                      800               .6%

Executive Officers:
  W. Kent McGriff                                    5,115 (7)          3.6%

Directors and executive officers
 as a group (7 persons)                             57,388 (8)         38.9%

_____________________________

(1) Based upon filings made pursuant to the Securities Exchange Act of 1934, as amended, and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (a) voting power, which includes the power to vote or to direct the voting of the shares, or (b) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole (or shares with spouse or other immediate family members) voting and dispositive power with respect to the shares.

(2) Under applicable regulations, a person is deemed to have beneficial ownership of any shares of CFS Bancshares common stock which may be acquired within 60 days of the date shown pursuant to the exercise of outstanding stock options. Shares of CFS Bancshares common stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of CFS Bancshares common stock owned by any other person or group. The amounts set forth in the table include shares which may be received upon the exercise of stock options pursuant to CFS Bancshares' stock option plan within 60 days of the date shown as follows: for each of the four non-employee directors, 700 shares; for Mr. Stokes, 2,500 shares; for Ms. Day, 2,000 shares; for Mr. McGriff, 1,000 shares; and for all directors and executive officers as a group, 8,300 shares.

                               (Footnotes continued on following page)



                                  32



(3) Includes 27,463 shares allocated to ESOP participants, and 3,600 shares not yet allocated to participants. The participants are entitled to direct the voting of the allocated shares. The Trust Company of Sterne, Agee & Leach, Inc., the trustee of the ESOP, may be deemed to own beneficially the unallocated shares held by the ESOP. Allocated shares as to which the trustee does not receive timely voting directions from the participants and unallocated shares will be voted by the trustee as directed by the ESOP committee, consisting of Directors Woolfolk, Coleman, and Lett. The committee will generally direct that these shares be voted in the same proportion as allocated shares are voted by participants, subject to the requirements of applicable law and applicable fiduciary duties.

(4)  Includes 5,078 shares allocated to Mr. Stokes' ESOP account.
     Mr. Stokes' business address is 1700 Third Avenue North,
     Birmingham, Alabama 35203.

(5)  Mr. Coleman's address is Route 1, Box 287, Sawyerville,
     Alabama 36776.

(6)  Includes 1,621 shares allocated to Ms. Day's ESOP account.

(7) Includes 2,557 shares allocated to Mr. McGriff's ESOP account.

(8) This total includes shares beneficially owned by all directors and executive officers listed in the table.

                      STOCKHOLDER PROPOSALS

     If the merger is not consummated prior to the next regularly scheduled annual meeting of our stockholders, any proposal which a stockholder wished to have included in our proxy materials for the next annual meeting of stockholders was required to be received at our main office located at 1700 Third Avenue North, Birmingham, Alabama 35203, Attention: W. Kent McGriff, Secretary, no later than August 23, 2002. No stockholder proposals were received by such date. Nothing in this paragraph shall be deemed to require us to include in our proxy statement or the proxy relating to any annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received. In addition, all stockholder proposals must comply with our bylaws and Delaware law.

     Stockholder proposals, other than those submitted pursuant to the Exchange Act, must be submitted in writing to the Secretary of CFS Bancshares at the address given in the preceding paragraph not less than 30 days nor more than 60 days prior to the date of any such meeting; provided, however, that if less than 40 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of CFS Bancshares not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders.


                                  33




                          OTHER MATTERS

     Each proxy solicited also confers discretionary authority on our Board of Directors to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the special meeting. Our Board of Directors is not aware of any business to come before the special meeting other than those matters described above in this proxy statement. However, if any other matter should properly come before the special meeting, it is intended that proxy holders will act in accordance with their best judgment.

     YOUR VOTE IS IMPORTANT!  WE URGE YOU TO SIGN AND DATE THE
ENCLOSED PROXY FORM AND RETURN IT TODAY IN THE ENCLOSED POSTAGE-
PAID ENVELOPE.



















                                  34



                                                                Appendix A









                        AGREEMENT AND PLAN OF MERGER

                               BY AND AMONG

                      CITIZENS BANCSHARES CORPORATION,

                            CITIZENS TRUST BANK,

                            CFS BANCSHARES, INC.,

                                   AND

                       CITIZENS FEDERAL SAVINGS BANK
















                            TABLE OF CONTENTS

                                                              Page


Preamble.....................................................  A-1


ARTICLE 1  TRANSACTIONS AND TERMS OF MERGER..................  A-1
     1.1   Merger............................................  A-1
     1.2   Time and Place of Closing.........................  A-2
     1.3   Effective Time....................................  A-2


ARTICLE 2  TERMS OF MERGER...................................  A-2
     2.1   Articles of Incorporation.........................  A-2
     2.2   Bylaws............................................  A-2
     2.3   Directors and Officers............................  A-2
     2.4   Name..............................................  A-3


ARTICLE 3  MANNER OF CONVERTING SHARES.......................  A-3
     3.1   Conversion of Shares..............................  A-3
     3.2   Anti-Dilution Provisions..........................  A-3
     3.3   Shares Held by CFSB or CBC........................  A-3
     3.4   Dissenting Shareholders...........................  A-3
     3.5   CFSB Options......................................  A-4


ARTICLE 4  EXCHANGE OF SHARES................................  A-4
     4.1   Exchange Procedures...............................  A-4
     4.2   Rights of Former CFSB Shareholders................  A-4


ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF CFSB............  A-5
     5.1   Organization, Standing, and Power.................  A-5
     5.2   Authority; No Breach By Agreement.................  A-5
     5.3   Capital Stock.....................................  A-6
     5.4   CFSB Subsidiaries.................................  A-6
     5.5   Financial Statements..............................  A-7
     5.6   Absence of Undisclosed Liabilities................  A-7
     5.7   Absence of Certain Changes or Events..............  A-7
     5.8   Tax Matters.......................................  A-7
     5.9   Allowance for Possible Loan Losses................  A-8
     5.10  Assets............................................  A-8
     5.11  Environmental Matters.............................  A-9
     5.12  Compliance with Laws..............................  A-9
     5.13  Labor Relations................................... A-10
     5.14  Employee Benefit Plans............................ A-10

                                   A-i



     5.15  Material Contracts................................ A-12
     5.16  Legal Proceedings................................. A-12
     5.17  Reports........................................... A-12
     5.18  Statements True and Correct....................... A-13
     5.19  Regulatory Matters................................ A-13
     5.20  Charter Provisions................................ A-13
     5.21  Derivatives Contracts............................. A-13


ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF CBC............. A-14
     6.1   Organization, Standing, and Power................. A-14
     6.2   Authority; No Breach By Agreement................. A-14
     6.3   Necessary Capital................................. A-15
     6.4   CTB............................................... A-15
     6.5   Financial Statements.............................. A-15
     6.6   Absence of Undisclosed Liabilities................ A-16
     6.7   Absence of Certain Changes or Events.............. A-16
     6.8   Statements True and Correct....................... A-16
     6.9   Regulatory Matters................................ A-16


ARTICLE 7  CONDUCT OF BUSINESS PENDING CONSUMMATION.......... A-17
     7.1   Affirmative Covenants of CFSB..................... A-17
     7.2   Negative Covenants of CFSB........................ A-17
     7.3   Adverse Changes in Condition...................... A-19
     7.4   Reports........................................... A-19


ARTICLE 8  ADDITIONAL AGREEMENTS............................. A-19
     8.1   Applications...................................... A-19
     8.2   Filings with State Offices........................ A-19
     8.3   Agreement as to Efforts to Consummate............. A-19
     8.4   Investigation and Confidentiality................. A-19
     8.5   Press Releases.................................... A-20
     8.6   Acquisition Proposals............................. A-20
     8.7   Indemnification................................... A-21
     8.8   Continuing Directors' and Officers' Liability
           Coverage.......................................... A-21
     8.9   Employee Benefits Matters......................... A-22
     8.10  Change of Control Agreements...................... A-23
     8.11  Exemption from Liability Under Section 16(b)...... A-23
     8.12  Organization of CBC Interim Corporation........... A-24


ARTICLE 9  CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE. A-24
     9.1   Conditions to Obligations of Each Party........... A-24
     9.2   Conditions to Obligations of CBC.................. A-24
     9.3   Conditions to Obligations of CFSB................. A-25

                                   A-ii




ARTICLE 10 TERMINATION....................................... A-26
     10.1  Termination....................................... A-26
     10.2  Effect of Termination............................. A-27
     10.3  Non-Survival of Representations and Covenants..... A-27


ARTICLE 11 MISCELLANEOUS..................................... A-27
     11.1  Definitions....................................... A-27
     11.2  Expenses.......................................... A-34
     11.3  Brokers and Finders............................... A-35
     11.4  Entire Agreement.................................. A-35
     11.5  Amendments........................................ A-35
     11.6  Waivers........................................... A-35
     11.7  Assignment........................................ A-36
     11.8  Notices........................................... A-36
     11.9  Governing Law..................................... A-37
     11.10 Counterparts...................................... A-37
     11.11 Captions.......................................... A-37
     11.12 Enforcement of Agreement.......................... A-37
     11.13 Severability...................................... A-37














                                   A-iii





                             LIST OF EXHIBITS
                             ----------------

Exhibit Number      Description
--------------      -----------

     1.             Form of Employment Agreement (Section 8.9(f)).

     2.             Form of Agreement of Directors of CFSB (Section 9.2(d)).

     3.             Form of Claims/Indemnification Letter (Section 9.2(e)).





















                                   A-iv




                    AGREEMENT AND PLAN OF MERGER
                    ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of May 30, 2002 by and between CITIZENS BANCSHARES CORPORATION, INC. ("CBC"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Atlanta, Georgia; CITIZENS TRUST BANK ("CTB"), a Georgia bank with its principal office located in Atlanta, Georgia; CFS BANCSHARES, INC. ("CFSB"), a corporation organized and existing under the laws of the State of Delaware, with its principal office located in Birmingham, Alabama; and CITIZENS FEDERAL SAVINGS BANK ("Citizens Federal"), a federal savings bank with its principal office located in Birmingham, Alabama.


                             Preamble
                             --------

     The Boards of Directors of CBC, CTB, CFSB and Citizens Federal are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. CBC is the sole shareholder of CTB. CFSB is the sole shareholder of Citizens Federal. This Agreement provides for the acquisition of CFSB and Citizens Federal by CBC as described in Article 1 below. At the Effective Time of such merger as described in Article 1 below, the outstanding shares of capital stock of CFSB shall be converted into the right to receive cash as described in Article 3 below. CBC shall conduct the business and operations of CFSB, and CTB shall conduct the business and operations of Citizens Federal. The transactions described in this Agreement are subject to the approvals by the shareholders of CFSB, the Federal Reserve Board, the Georgia Department of Banking and Finance, the Office of Thrift Supervision, and the satisfaction of certain other conditions described in this Agreement.

     Certain terms used in this Agreement are defined in Section
11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the Parties agree as follows:


                              ARTICLE 1
                  TRANSACTIONS AND TERMS OF MERGER
                  --------------------------------

     1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, CTB Interim Corporation, a Georgia corporation which CTB will cause to be organized as a wholly-owned subsidiary of CTB, will be merged into CFSB (the "Interim Merger"). Immediately following the Interim Merger, CFSB will be merged with and into CBC in accordance with the provisions of Section 14-2-1101 of the GBCC and Section 252 of the DGCL and with the effect provided for in Section 14-2-1156 of the GBCC and Section 259 of the DGCL (the "Merger"). CBC shall be the Surviving Corporation resulting from the Merger. Immediately following the Merger, Citizens Federal will be merged with and into CTB, in accordance with the provisions of Section 7-1-530 of the FICG and 12 C.F.R. Section 563.22, and with the effect provided for in Section 7-1-536 of the FICG (the "Bank Merger"). CTB shall be the Surviving Bank resulting from the Bank Merger. The Interim Merger, the Merger and the Bank Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of the Parties.



     1.2 Time and Place of Closing. The Closing will take place at 10:00 a.m. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 10:00 a.m.), or at such other time as the Parties, acting through their chief executive officers, may mutually agree. The place of Closing shall be at the offices of Powell, Goldstein, Frazer & Murphy LLP in Atlanta, Georgia, or such other place as may be mutually agreed upon by the Parties.

     1.3 Effective Time. The Interim Merger shall become effective on the date and time the Certificate of Merger and the Articles of Merger reflecting the Interim Merger shall become effective with the Secretary of State of the State of Georgia and the Secretary of State of the State of Delaware (the "Effective Time"). The Merger and the Bank Merger shall then become effective immediately following the Effective Time on the date and at the time the Certificates of Merger reflecting the Merger and the Bank Merger shall become effective with the Secretary of State of the State of Georgia. Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officer of each Party, the Effective Time shall occur on the fifth business day following the last to occur of (a) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, or (b) the date on which the shareholders of CFSB approve this Agreement; or such other date as may be mutually agreed upon in writing by the chief executive officer of each Party.


                              ARTICLE 2
                           TERMS OF MERGER
                           ---------------

     2.1 Articles of Incorporation. The Certificate of Incorporation of CFSB in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the resulting corporation after the Interim Merger. The Articles of Incorporation of CBC in effect immediately prior to the Merger shall be the Articles of Incorporation of the Surviving Corporation until otherwise amended or repealed. The Articles of Incorporation of CTB in effect immediately prior to the Bank Merger shall be the Articles of Incorporation of the Surviving Bank until otherwise amended or repealed.

     2.2 Bylaws. The Bylaws of CFSB in effect immediately prior to the Effective Time shall be the Bylaws of the resulting corporation after the Interim Merger. The Bylaws of CBC in effect immediately prior to the Merger shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed. The Bylaws of CTB in effect immediately prior to the Bank Merger shall be the Bylaws of the Surviving Bank until otherwise amended or repealed.

     2.3  Directors and Officers.

          (a) The directors of the Surviving Corporation and the Surviving Bank immediately following the Effective Time shall consist of the directors of CBC and CTB, respectively, plus Bunny Stokes, Jr., all of whom shall serve in accordance with the Bylaws of the Surviving Corporation and of the Surviving Bank, respectively.

          (b) The officers of the Surviving Corporation and the Surviving Bank immediately following the Effective Time shall consist of the officers of CBC and CTB, respectively, plus Bunny
Stokes, Jr. and any others who may be appointed by CBC.

                                A-2




     2.4 Name. After the Merger, the Surviving Corporation will operate under the name "Citizens Bancshares Corporation." After the Bank Merger, the Surviving Bank will operate under the name
"Citizens Trust Bank."


                              ARTICLE 3
                     MANNER OF CONVERTING SHARES
                     ---------------------------

     3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Interim Merger and without any action on the part of the holders thereof the shares of the constituent corporations shall be converted as follows:

          (a) Each share of CBC Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

          (b) Each share of CFSB Common Stock other than Dissenting Shares (defined at Section 3.4 below) shall be converted into the right to receive $64.62 in cash, subject to adjustment as set forth below (the "Merger Consideration"). If the Effective Time is subsequent to August 31, 2002, the per share Merger Consideration will be increased as follows: to $64.69 if the Effective Time is in September 2002, to $64.76 if the Effective Time is in October 2002, to $64.83 if the Effective Time is in November 2002, and to $64.90 if the Effective Time is in December 2002. Each CFSB Option Share shall be converted into the right to receive cash equal to the Merger Consideration minus the per share exercise price.

     3.2 Anti-Dilution Provisions. In the event CFSB changes the number of shares of CFSB Common Stock or CFSB Option Shares, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date therefor (in the case of a stock split or similar recapitalization) shall be prior to the Effective Time, the Merger Consideration shall be proportionately adjusted.

     3.3 Shares Held by CFSB or CBC. Each of the shares of CFSB Common Stock held by any CFSB Company or by any CBC Company, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4 Dissenting Shareholders. Any holder of shares of CFSB Common Stock ("Dissenting Shares") who perfects such holder's dissenters' rights of appraisal in accordance with and as contemplated by Section 262 of the DGCL shall be entitled to receive the value of such shares in cash as determined pursuant to such provisions of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the DGCL and surrendered to CBC the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of CFSB fails to perfect, or effectively withdraws or loses, such holder's right to appraisal and of payment for such holder's shares, the Surviving Bank shall issue and deliver the consideration to which such holder of shares of CFSB Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of CFSB Common Stock held by such holder.

                                A-3



     3.5 CFSB Options. At the Effective Time, each CFSB Option granted pursuant to the CFSB Option Plan that is then vested, outstanding and unexercised shall be canceled, and in lieu thereof the holder of such CFSB Option shall be paid in cash an amount equal to the product of (a) the number of CFSB Option Shares subject to such vested option at the Effective Time and
(b) the amount by which the per share Merger Consideration exceeds the exercise price per share of such CFSB Option, net of any cash which must be withheld under federal and state income and employment tax requirements.


                              ARTICLE 4
                         EXCHANGE OF SHARES
                         ------------------

     4.1 Exchange Procedures. Unless the parties otherwise agree, within three business days after the Effective Time, CBC shall cause a qualified exchange agent reasonably satisfactory to CFSB (the "Exchange Agent") to mail to the former holders of CFSB Common Stock appropriate transmittal materials which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of CFSB Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent. After the Effective Time, each holder of shares of CFSB Common Stock (other than shares as to which dissenters' rights have been perfected as provided in
Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement. The Exchange Agent shall not be obligated to deliver the consideration to which any former holder of CFSB Common Stock is entitled as a result of the Merger until such holder surrenders his or her certificate or certificates representing the shares of CFSB Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of CFSB Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, CBC shall not be liable to a holder of CFSB Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2 Rights of Former CFSB Shareholders. At the Effective Time, the stock transfer books of CFSB shall be closed as to holders of CFSB Common Stock immediately prior to the Effective Time and no transfer of CFSB Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of CFSB Common Stock (other than shares as to which dissenters' rights have been perfected as provided in Section 3.4 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 of this Agreement in exchange therefor. Any shareholders of CFSB who have not theretofore complied with this
Article 4 shall thereafter look only to CBC for payment of the consideration provided in Section 3.1 of this Agreement in exchange therefor.





                                A-4



                              ARTICLE 5
               REPRESENTATIONS AND WARRANTIES OF CFSB
               --------------------------------------

     CFSB and Citizens Federal hereby represent and warrant to CBC and CTB as follows:

     5.1 Organization, Standing, and Power. CFSB is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware and is duly registered as a savings and loan holding company under the Home Owners' Loan Act. Citizens Federal, which is a wholly-owned subsidiary of CFSB, is a federal savings bank duly organized and in good standing under the laws of the United States of America. CFSB has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. CFSB is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFSB.

     5.2  Authority; No Breach By Agreement.

          (a) CFSB and Citizens Federal have the corporate power and authority necessary to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CFSB and Citizens Federal, subject to the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding shares of CFSB Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by CFSB. Subject to such requisite shareholder approval and any approvals required of Regulatory Authorities, this Agreement represents a legal, valid and binding obligation of CFSB and Citizens Federal, enforceable against CFSB and Citizens Federal in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by CFSB or Citizens Federal, nor the consummation by CFSB or Citizens Federal of the transactions contemplated hereby, nor compliance by CFSB or Citizens Federal with any of the provisions hereof will (i) conflict with or result in a breach of any provision of CFSB's Certificate of Incorporation or Bylaws or Citizens Federal's Charter or Bylaws, or (ii) except as disclosed in Section 5.2(b) of the CFSB Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any CFSB Company under, any Contract or Permit of any CFSB Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFSB, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any CFSB Company or any of their respective Assets.

                                A-5



          (c) Other than in connection or compliance with the provisions of the Securities Laws, and applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFSB, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by CFSB of the Merger and the other transactions contemplated in this Agreement.

     5.3  Capital Stock.

          (a) The authorized capital stock of CFSB consists of 1,000,000 shares of CFSB Common Stock, of which 139,220 shares are issued and outstanding as of the date of this Agreement, and 100,000 shares of preferred stock, none of which are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Capital Stock of CFSB are duly and validly issued and outstanding and are fully paid and nonassessable under the DGCL. None of the outstanding shares of Capital Stock of CFSB has been issued in violation of any preemptive rights of the current or past shareholders of CFSB. CFSB has reserved 13,922 shares of CFSB Common Stock for issuance under the CFSB Option Plan, pursuant to which options to purchase not more than 10,450 shares of CFSB Common Stock are outstanding as of the date of this Agreement and pursuant to which options to purchase not more than 10,450 shares of CFSB Common Stock will be outstanding at the Effective Time.

          (b) Except as set forth in Section 5.3(a) of this Agreement, or as disclosed in Section 5.3 of the CFSB Disclosure Memorandum, there are no shares of capital stock or other equity securities of CFSB outstanding and no outstanding Rights relating to the capital stock of CFSB.

     5.4 CFSB Subsidiaries. CFSB has disclosed in Section 5.4 of the CFSB Disclosure Memorandum all of the CFSB Subsidiaries as of the date of this Agreement. Except as disclosed in
Section 5.4 of the CFSB Disclosure Memorandum, CFSB or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each CFSB Subsidiary. No equity securities of any CFSB Subsidiary are or may become required to be issued (other than to another CFSB Company) by reason of any Rights, and there are no Contracts by which any CFSB Subsidiary is bound to issue (other than to another CFSB Company) additional shares of its capital stock or Rights, or by which any CFSB Company is or may be bound to transfer any shares of the capital stock of any CFSB Subsidiary (other than to another CFSB Company), and there are no Contracts by which any CFSB Company is bound to issue (other than to another CFSB Company) additional shares of its capital stock. There are no Contracts relating to the rights of any CFSB Company to vote or to dispose of any shares of the capital stock of any CFSB Subsidiary. All of the shares of capital stock of each CFSB Subsidiary held by a CFSB Company are fully paid and nonassessable under the applicable Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the CFSB Company free and clear of any Lien. Each CFSB Subsidiary is either a bank, a trust company, a savings association or a corporation and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is organized and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each CFSB Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which

                                A-6



the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFSB. Each CFSB Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured to applicable limits by the Bank Insurance Fund or the Savings Association Insurance Fund, as appropriate.

     5.5 Financial Statements. CFSB has included in Section 5.5 of the CFSB Disclosure Memorandum copies of all CFSB Financial Statements for the periods ended on or before March 31, 2002, and will deliver to CBC copies of all CFSB Financial Statements prepared subsequent to the date hereof. The CFSB Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of the CFSB Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and
(b) present or will present, as the case may be, fairly the consolidated financial position of the CFSB Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the CFSB Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

     5.6 Absence of Undisclosed Liabilities. No CFSB Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFSB except Liabilities which are reflected or otherwise accrued or reserved against in the consolidated balance sheets of CFSB as of March 31, 2002, included in the CFSB Financial Statements or reflected in the notes thereto. No CFSB Company has incurred or paid any Liability since March 31, 2002, except for such Liabilities reflected or otherwise accrued or reserved against in the CFSB Financial Statements, or as may have been incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFSB.

     5.7 Absence of Certain Changes or Events. Since March 31, 2002, except as disclosed in Section 5.7 of the CFSB Disclosure Memorandum, (a) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFSB, and (b) the CFSB Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of CFSB provided in Article 7 of this Agreement.

     5.8  Tax Matters.

          (a) All Tax returns required to be filed by or on behalf of any of the CFSB Companies have been timely filed or requests for extensions have been timely filed and have not expired for periods ended on or before December 31, 2001, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on CFSB and all returns filed are complete and accurate in all material respects to the Knowledge of CFSB. All Taxes shown as due on filed returns have been paid. There is no audit, examination, deficiency or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on CFSB, except as reserved against in the

                                A-7



CFSB Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8(a) of the CFSB Disclosure Memorandum. All material Taxes and other Liabilities due with respect to completed and settled examinations or concluded
Litigation have been paid.

          (b) Except as disclosed in Section 5.8(b) of the CFSB Disclosure Memorandum, none of the CFSB Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to any CFSB Company, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFSB.

          (c) Adequate provision for any Taxes due or to become due for any of the CFSB Companies for the period or periods through and including the date of the respective CFSB Financial Statements has been made and is reflected on such CFSB Financial Statements.

          (d) Deferred Taxes of the CFSB Companies have been provided for in accordance with GAAP.

          (e) Each of the CFSB Companies is in compliance in all material respects with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply in all material respects with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFSB.

     5.9 Allowance for Possible Loan Losses. The allowance for possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of CFSB included in the most recent CFSB Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of CFSB included in the CFSB Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the CFSB Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the CFSB Companies as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on CFSB.

     5.10 Assets. Except as disclosed in Section 5.10 of the CFSB Disclosure Memorandum or as disclosed or reserved against in the CFSB Financial Statements, the CFSB Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All material tangible properties used in the businesses of the CFSB Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with CFSB's past practices. All Assets which are material to CFSB's business on a consolidated basis, held under leases or subleases by any of the CFSB Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. CFSB currently maintains insurance in amounts, scope, and

                                A-8



coverage as disclosed in Section 5.10 of the CFSB Disclosure Memorandum. CFSB has not received written notice from any insurance carrier that (a) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (b) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 5.10 of the CFSB Disclosure Memorandum, to the Knowledge of CFSB, there are presently no claims pending under such policies of insurance and no notices have been given by CFSB under such policies. The Assets of the CFSB Companies include all assets required to operate the business of the CFSB Companies as presently conducted.

     5.11 Environmental Matters.

          (a) Except as disclosed in Section 5.11(a) of the CFSB Disclosure Memorandum, to the Knowledge of CFSB, each CFSB Company, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFSB.

          (b) To the Knowledge of CFSB, there is no Litigation pending or threatened before any court, governmental agency or authority or other forum in which any CFSB Company or any of its Loan Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or
(ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any CFSB Company or any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFSB and to the Knowledge of CFSB, there is no reasonable basis for any such Litigation.

          (c) Except as disclosed in Section 5.11(c) of the CFSB Disclosure Memorandum, to the Knowledge of CFSB, there have been no releases of Hazardous Material or oil in, on, under or affecting any Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFSB.

     5.12 Compliance with Laws. Each CFSB Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFSB, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFSB. Except as disclosed in Section 5.12 of the CFSB Disclosure Memorandum, no CFSB Company:

          (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFSB; and

          (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any CFSB Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have,

                                A-9



individually or in the aggregate, a Material Adverse Effect on CFSB, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFSB, or (iii) requiring any CFSB Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     5.13 Labor Relations. No CFSB Company is the subject of any Litigation asserting that it or any other CFSB Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other CFSB Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any CFSB Company, pending or, to its Knowledge, threatened, nor, to its Knowledge, is there any activity involving any CFSB Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.14 Employee Benefit Plans.

          (a) CFSB has disclosed in Section 5.14 of the CFSB Disclosure Memorandum and delivered or made available to CBC prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any CFSB Company or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "CFSB Benefit Plans"). Any of the CFSB Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "CFSB ERISA Plan."

          (b)  Except as to those plans disclosed in
Section 5.14(b) of the CFSB Disclosure Memorandum as tax-qualified CFSB ERISA Plans (the "CFSB Qualified Plans"), no CFSB Company maintains or previously maintained during the six years preceding the date of this Agreement a CFSB Plan which meets or was intended to meet the requirements of Code Section 401(a). The Internal Revenue Service has issued favorable determination letters to the effect that each CFSB Qualified Plan qualifies under Code Section 401(a) and that any related trust is exempt from taxation under Code Section 501(a), and such determination letters remain in effect and have not been revoked. Copies of the most recent determination letters and any outstanding requests for a determination letter with respect to each CFSB Qualified Plan have been delivered or made available to CBC. Except as disclosed in Section 5.14(b) of the CFSB Disclosure Memorandum, no CFSB Qualified Plan has been amended since the issuance of each respective determination letter. The CFSB Qualified Plans currently comply in form with the requirements under Code Section 401(a), other than changes required by statutes, regulations and rulings for which amendments are not yet required. No issue concerning qualification of the CFSB Qualified Plans is pending before or is threatened by the Internal Revenue Service. The CFSB Qualified Plans have been administered according to their terms (except for those terms which are inconsistent with the changes required by statutes, regulations, and rulings for

                                A-10



which changes are not yet required to be made, in which case the CFSB Qualified Plans have been administered in accordance with the provisions of those statutes, regulations and rulings) and in accordance with the requirements of Code Section 401(a). No CFSB Company, any ERISA Affiliate or any fiduciary of any CFSB Qualified Plan has done anything that would adversely affect the qualified status of the CFSB Qualified Plans or the related trusts. Any CFSB Qualified Plan which is required to satisfy Code Section 401(k)(3) and 401(m)(2) has been tested for compliance with, and has satisfied the requirements of, Code Section 401(k)(3) and 401(m)(2) for each plan year ending prior to the date of this Agreement.

          (c)  Except as to those plans disclosed in
Section 5.14(c) of the CFSB Disclosure Memorandum, all CFSB Benefit Plans are in compliance in all material respects with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFSB. To the Knowledge of CFSB, no CFSB Company nor any other party has engaged in a transaction with respect to any CFSB Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any CFSB Company to a tax or penalty imposed by either
Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFSB.

          (d) Neither CFSB nor any ERISA Affiliate of CFSB maintains or has during the six years preceding the date of this Agreement maintained an "employee benefit pension plan," within the meaning of Section 3(2) of ERISA that is or was subject to Title IV of ERISA.

          (e) Neither CFSB nor any ERISA Affiliate of CFSB has any past, present or future obligation or liability to contribute to any multi-employer plan, as defined in Section 3(37) of ERISA.

          (f) Except as disclosed in Section 5.14(f) of the CFSB Disclosure Memorandum, (i) no CFSB Company has any obligations for retiree health and life benefits under any of the CFSB Benefit Plans and (ii) there are no restrictions on the rights of such CFSB Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on CFSB, other than for benefits accrued before the date of such termination or amendment.

          (g) Except as disclosed in Section 5.14(g) of the CFSB Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance payments, golden parachute or otherwise) becoming due to any director or any employee of any CFSB Company from any CFSB Company under any CFSB Benefit Plan or otherwise,
(ii) increase any benefits otherwise payable under any CFSB Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

          (h) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any CFSB Company and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been reflected on the CFSB Financial Statements to the extent required by and in accordance with GAAP.

                                A-11



          (i) CFSB and each ERISA Affiliate of CFSB has complied in all material respects with applicable continuation of coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608.

          (j) Except as disclosed in Section 5.14(j) of the CFSB Disclosure Memorandum, neither CFSB nor any ERISA Affiliate of CFSB is obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue Code).

          (k) Other than routine claims for benefits, there are no actions, audits, investigations, suits or claims pending, or threatened against any CFSB Benefit Plan, any trust or other funding agency created thereunder, or against any fiduciary of any CFSB Benefit Plan or against the assets of any CFSB Benefit Plan.

     5.15 Material Contracts.  Except as disclosed in Section
5.15 of the CFSB Disclosure Memorandum or otherwise reflected in the CFSB Financial Statements, none of the CFSB Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under,
(a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $25,000, excluding "at will" employment arrangements, (b) any Contract relating to the borrowing of money by any CFSB Company or the guarantee by any CFSB Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, Federal Home Loan Bank advances, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (c) any Contracts between or among CFSB Companies, and (d) any other Contract (excluding this Agreement) or amendment thereto that would be required to be filed as an exhibit to a Form 10-KSB filed by CFSB with the SEC as of the date of this Agreement that has not been filed as an exhibit to CFSB's Form 10-KSB for the fiscal year ended September 30, 2001 and identified to CBC (together with all Contracts referred to in Sections 5.10 and 5.14(a) of this Agreement, the "CFSB Contracts"). None of the CFSB Companies is in Default under any CFSB Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFSB. Except as to deposit liabilities and FHLB advances, all of the indebtedness of any CFSB Company for money borrowed is prepayable at any time by such CFSB Company without penalty or premium.

     5.16 Legal Proceedings. Except as disclosed in Section 5.16 of the CFSB Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of CFSB, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any CFSB Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFSB, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any CFSB Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFSB.

     5.17 Reports. Since January 1, 1999, each CFSB Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including but not limited to Form 10-KSB, Forms 10-QSB, Forms 8-K, and

                                A-12



proxy statements, (b) the Regulatory Authorities, and (c) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CFSB). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document to CFSB's Knowledge did not, in any material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.18 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any CFSB Company to CBC pursuant to this Agreement contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any CFSB Company for inclusion in the Proxy Statement to be mailed to CFSB's shareholders in connection with the CFSB Shareholders' Meeting, and any other documents to be filed by any CFSB Company with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of CFSB, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the CFSB Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the CFSB Shareholders' Meeting. All documents that any CFSB Company is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     5.19 Regulatory Matters. No CFSB Company or, to the Knowledge of CFSB, any Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of CFSB, there exists no fact, circumstance or reason attributable to CFSB why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 9.1(b).

     5.20 Charter Provisions. Each CFSB Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Certificate of Incorporation, Bylaws or other governing instruments of any CFSB Company or restrict or impair the ability of CBC to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any CFSB Company that may be acquired or controlled by it.

     5.21 Derivatives Contracts.  Except as set forth in
Section 5.21 of the CFSB Disclosure Memorandum, neither CFSB nor any of its Subsidiaries is a party to or has agreed to enter into an

                                A-13



exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof).


                              ARTICLE 6
                REPRESENTATIONS AND WARRANTIES OF CBC
                -------------------------------------

      CBC and CTB hereby represent and warrant to CFSB and Citizens Federal as follows:

     6.1 Organization, Standing, and Power. CBC is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and is duly registered as a financial holding company pursuant to the provisions of Section 103(1) of the Gramm-Leach-Bliley Act and
Section 225.82 of Regulation Y. CTB, which is a wholly-owned subsidiary of CBC, is a bank duly organized, validly existing and in good standing under the Laws of the State of Georgia. CBC has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. CBC is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC.

     6.2  Authority; No Breach By Agreement.

          (a) CBC and CTB have the corporate power and authority necessary to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of CBC and CTB. Subject to any approvals required of Regulatory Authorities, this Agreement represents a legal, valid and binding obligation of CBC and CTB, enforceable against CBC and CTB in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

          (b) Neither the execution and delivery of this Agreement by CBC or CTB, nor the consummation by CBC or CTB of the transactions contemplated hereby, nor compliance by CBC or CTB with any of the provisions hereof will (i) conflict with or result in a breach of any provision of CBC's or CTB's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any CBC Company under, any Contract or Permit of any CBC Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any CBC Company or any of their respective Assets.

                                A-14



          (c) Other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by CBC of the Merger and the other transactions contemplated in this Agreement.

     6.3 Necessary Capital. Based on the financial condition of CBC as reflected in the CBC Financial Statements, CBC and CTB have the necessary capital required by the regulations of the Federal Reserve Board and FDIC to consummate the transactions contemplated by this Agreement. At the Effective Time, CTB will have sufficient cash funds to pay the aggregate Merger Consideration and will use such funds for the payment of the Merger Consideration subject to the completion of the Merger in accordance with the terms of this Agreement. CBC and its Subsidiaries are, and will be immediately following completion of the Merger, in material compliance with all capital, debt, and financial and nonfinancial provisions applicable to each of them under the BHC Act, the FICG and any other applicable Law or any Contract to which they are a party.

     6.4 CTB. CTB owns all of the issued and outstanding shares of capital stock of CTB. All of the shares of capital stock of CTB held by CBC are fully paid and nonassessable under the applicable Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by CBC free and clear of any Lien. CTB is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is organized and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. CTB is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC. CTB is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured to applicable limits by the Bank Insurance Fund or the Savings Association Insurance Fund, as appropriate.

     6.5 Financial Statements. CBC has provided to CFSB copies of all CBC Financial Statements for the periods ended on or before March 31, 2002, and will deliver to CFSB copies of all CBC Financial Statements prepared subsequent to the date hereof. The CBC Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of the CBC Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the CBC Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the CBC Companies for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

                                A-15



     6.6 Absence of Undisclosed Liabilities. No CBC Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC except Liabilities which are reflected or otherwise accrued or reserved against in the consolidated balance sheets of CBC as of March 31, 2002, included in the CBC Financial Statements or reflected in the notes thereto. No CBC Company has incurred or paid any Liabilities since March 31, 2002, except for such Liabilities reflected or otherwise accrued or reserved against in the CBC Financial Statements, or as may have been incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC.

     6.7  Absence of Certain Changes or Events.  Since March 31,
2002, there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on CBC.

     6.8 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any CBC Company to CFSB pursuant to this Agreement contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any CBC Company for inclusion in the Proxy Statement to be mailed to CFSB's shareholders in connection with the CFSB Shareholders' Meeting, and any other documents to be filed by any CBC Company with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of CFSB, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the CFSB Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the CFSB Shareholders' Meeting.
All documents that any CBC Company is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     6.9 Regulatory Matters. No CBC Company or, to the Knowledge of CBC, any Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of CBC, there exists no fact, circumstance or reason attributable to CBC why the requisite Consents referred to in Section 9.1(b) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Section 9.1(b).



                                A-16




                              ARTICLE 7
                 CONDUCT OF BUSINESS PENDING CONSUMMATION
                 ----------------------------------------

     7.1 Affirmative Covenants of CFSB. Unless the prior written consent of CBC shall have been obtained, and except as otherwise contemplated herein, CFSB shall, and shall cause each of its Subsidiaries, from the date of this Agreement until the Effective Time or termination of this Agreement: (a) to operate its business in the usual, regular and ordinary course; (b) to preserve intact its business organization and Assets and maintain its rights and franchises; (c) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) or 9.1(c) of this Agreement or
(ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

     7.2 Negative Covenants of CFSB. Except as contemplated hereby, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, CFSB covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer of CBC, which consent shall not be unreasonably withheld:

          (a)  amend the Articles of Incorporation, Charter,
Bylaws or other governing instruments of any CFSB Company, or

          (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a CFSB Company to another CFSB Company) in excess of an aggregate of $25,000 (for the CFSB Companies on a consolidated basis) except for obligations incurred (i) in connection with this Agreement and the transactions contemplated hereby, or (ii) in the ordinary course of the business of CFSB Companies consistent with past practices (which shall include, for CFSB, advances against its line of credit consistent with past practices, and for any of its Subsidiaries, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any CFSB Company of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, Federal Home Loan Bank advances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in Section 7.2(b) of the CFSB Disclosure Memorandum); or

          (c) repurchase, redeem, or otherwise acquire or exchange (other than repurchases or exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any CFSB Company, or declare or pay any dividend or make any other distribution in respect of CFSB's Common Stock; or

          (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the CFSB Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of or enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of CFSB Common Stock

                                A-17



or any other capital stock of any CFSB Company, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

          (e) adjust, split, combine or reclassify any capital stock of any CFSB Company or issue or authorize the issuance of any other securities in respect of or in substitution for shares of CFSB Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any CFSB Subsidiary (unless any such shares of stock are sold or otherwise transferred to another CFSB Company) or (ii) any Asset having a book value in excess of $25,000 other than in the ordinary course of business for reasonable and adequate consideration; or

          (f) acquire direct or indirect control over, or invest in equity securities of, any Person, other than in connection with (i) foreclosures in the ordinary course of business, or
(ii) acquisitions of control by a CFSB Subsidiary in its fiduciary capacity; or

          (g) grant any increase in compensation or benefits to the employees or officers of any CFSB Company (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice or previously approved by the Board of Directors of CFSB, in each case as disclosed in Section 7.2(g) of the CFSB Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies, written Contracts or understandings in effect on the date of this Agreement and disclosed in Section 7.2(g) of the CFSB Disclosure Memorandum; enter into or amend any severance agreements with officers of any CFSB Company; grant any increase in fees or other increases in compensation or other benefits to directors of any CFSB Company; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

          (h) except as disclosed in Section 7.2(h) of the CFSB Disclosure Memorandum, enter into or amend any employment Contract between any CFSB Company and any Person (unless such amendment is required by Law) that the CFSB Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

          (i)  adopt any new employee benefit plan of any CFSB
Company or make any material change in or to any existing employee benefit plans of any CFSB Company other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

          (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

          (k) settle any Litigation involving any Liability of any CFSB Company for money damages in excess of $25,000 or material restrictions upon the operations of any CFSB Company; or

          (l) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

                                A-18



     7.3 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which
(a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (b) is reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.4 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all non-confidential portions of such reports promptly after the same are filed.


                              ARTICLE 8
                        ADDITIONAL AGREEMENTS
                        ---------------------

     8.1 Applications. The Parties shall promptly prepare and file any applications, including without limitation, those with the Federal Reserve Board, the Office of Thrift Supervision and the Georgia Department of Banking and Finance seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

     8.2 Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, the Parties shall execute and file the Certificate of Merger with the Secretary of State of the State of Georgia and with the Secretary of State of the State of Delaware in connection with the Closing.

     8.3 Agreement as to Efforts to Consummate. No Party shall take, or cause to be taken, any action which may reasonably be foreseen as delaying or otherwise adversely impacting consummation of the Merger. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Party hereto to that end, including, without limitation, using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.4  Investigation and Confidentiality.

          (a) Prior to the Effective Time, each Party will keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                                A-19



          (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. In addition, CBC and CTB agree that the confidentiality letter dated February 22, 2002 and executed by them shall continue in full force and effect. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof and all work papers containing confidential information received from the other Party.

          (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Material Adverse Effect on the other Party.

     8.5 Press Releases. Prior to the Effective Time, CFSB and CBC shall agree with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this Section 8.5 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.6  Acquisition Proposals.

          (a) Except with respect to this Agreement and the transactions contemplated hereby, no CFSB Company nor any director, employee, investment banker, attorney, accountant or other representative thereof (collectively, "Representatives") retained by any CFSB Company shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of its Board of Directors as advised by counsel, no CFSB Company nor Representative thereof shall furnish any non-public information in connection with, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but CFSB may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. CFSB shall promptly notify CBC orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction.

          (b)  Except as set forth herein, CFSB shall not
(i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to CBC, the approval or recommendation of its Board of Directors of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, if in the opinion of the Board of Directors of CFSB, after consultation with counsel, failure to do so would be inconsistent with its fiduciary duties to its shareholders under applicable law, then the Board of Directors of CFSB may (subject to the terms of this section (b)) withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend an Acquisition Proposal, or enter into an agreement with respect to an Acquisition Proposal, in each case at any time after the second business day following the receipt of written notice (a "Notice of Acquisition Proposal") by CBC advising it that CFSB has received an Acquisition Proposal, specifying the material terms and conditions of such proposal and identifying the

                                A-20



Person making such proposal; provided that CFSB shall not enter into an agreement with respect to an Acquisition Proposal unless it shall have furnished CBC with written notice no later than 12:00 noon Georgia time one (1) day in advance of any date that it intends to enter into such agreement.

          (c) In addition to the obligations set forth in section (b) above, CFSB shall immediately advise CBC orally and in writing of any request for information or of any Acquisition Proposal, or any inquiry with respect to or which could lead to an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making a request, Acquisition Proposal or inquiry. CFSB shall keep CBC fully informed of the status and details (including amendments or proposed amendments) of the material terms of any such request, Acquisition Proposal or inquiry.

          (d) Nothing contained in this Section 8.6 shall prohibit CFSB from making any disclosure to its shareholders if, in the opinion of its Board of Directors, after consultation with counsel, failure to so disclose would be inconsistent with federal securities laws or its fiduciary duties to its shareholders under applicable law; provided that CFSB does not, except as permitted by section (b) above, withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

     8.7  Indemnification.

          (a) CBC shall indemnify, defend, and hold harmless the present and former directors, officers, employees, and agents of the CFSB Companies (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent to which such Indemnified Parties were entitled under Delaware Law and CFSB's Certificate of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by CBC is required to effect any indemnification, CBC shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between CBC and the Indemnified Party.

          (b) If CBC or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of CBC shall assume the obligations set forth in this Section 8.7.

          (c) The provisions of this Section 8.6 are intended to be for the benefit of and shall be enforceable by each Indemnified Party, his or her heirs and representatives.

     8.8 Continuing Directors' and Officers' Liability Coverage. CBC shall provide and keep in force for a period of three years after the Effective Time tail coverage and the current CFSB directors and officers' liability insurance policy, said tail coverage to insure directors and officers of CFSB for acts or omissions occurring prior to the Effective Time, provided that the cost of such coverage shall not exceed $50,000 annually.

                                A-21



     8.9  Employee Benefits Matters.

          (a) The employee benefit programs for officers and employees of the Surviving Bank will be those of CBC. CBC and its Subsidiaries also shall honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.9 of the CFSB Disclosure Memorandum between any CFSB Company and any current or former director, officer, or employee thereof and all provisions for vested benefits accrued through the Effective Time under the CFSB Benefit Plans. Section 8.9 of the CFSB Disclosure Memorandum quantifies in reasonable detail the amount of payments which would become due and payable (assuming the Merger is consummated on or before December 31, 2002) under the employment or change in control agreements as a result of a termination of employment and/or a change in control of CFSB or Citizens Federal. The total cash severance to be paid to the three officers with employment or change in control agreements shall not exceed the respective officer's Section 280G limit under the Code, to the extent such officer is entitled to receive severance payments under his or her respective agreement.

          (b) Any person who is currently serving as an employee of a CFSB Company and continues as such immediately prior to the Effective Time (other than those employees covered by a written employment or change in control agreement set forth in Section
8.9 of the CFSB Disclosure Memorandum)whose employment is discontinued by the CBC Companies within one year after the Effective Time (unless termination of such employment is for Cause (as defined below)) shall be entitled to a severance payment from CTB in an amount equal to their current salary of one week for every year of service at the CFSB Companies, up to a maximum severance of six weeks for current officers and four weeks for current non-officer employees, together with any accrued but unused vacation leave with respect to the 2002 calendar year. For purposes of this Section 8.9(b), "Cause" shall mean termination because of the employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar offenses).

          (c) Subject to the provisions of this Section 8.9(c), all employees of a CFSB Company immediately prior to the Effective Time who are employed by a CBC Company immediately following the Effective Time ("Transferred Employees") will be eligible to participate in the respective CBC Company's employee benefit plans on substantially the same basis as any employee of the CBC Company in a comparable position. Except as otherwise prohibited by law, Transferred Employees' service with a CFSB Company shall be recognized as service with the CBC Companies for purposes of eligibility to participate and vesting, if applicable (but not for purposes of benefit accrual) under the benefit plans of the CBC Companies, subject to applicable break-in-service rules. CBC agrees that any pre-existing condition, limitation or exclusion in its medical, long-term disability and life insurance plans shall not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by a CFSB Company on the Effective Time and who then change coverage to the CBC Companies' medical or hospitalization indemnity health plan at the time such Transferred Employees are first given the option to enroll.

          (d) CFSB shall take all necessary action to cause the Citizens Federal employee stock ownership plan ("ESOP") to be terminated as of the Effective Time. The Merger Consideration received by the Citizens Federal ESOP trustee in connection with the Merger with respect to the unallocated shares of CFSB Common Stock shall be first applied by the Citizens Federal ESOP trustee

                                A-22



to the full repayment of the Citizens Federal ESOP loan. The balance of the Merger Consideration received by the Citizens Federal ESOP trustee with respect to the unallocated shares of CFSB Common Stock shall be allocated as earnings to the accounts of all participants in the Citizens Federal ESOP who have accounts remaining in accordance with the provisions of the Citizens Federal ESOP. The accounts of all participants and beneficiaries in the Citizens Federal ESOP immediately prior to the Effective Time shall become fully vested as of the Effective Time. As soon as practicable after the date hereof, Citizens Federal shall file or cause to be filed all necessary documents with the IRS for a determination letter for termination of the Citizens Federal ESOP as of the Effective Time. As soon as practicable after the later of the Effective Time or the receipt of a favorable determination letter for termination from the IRS, the account balances in the Citizens Federal ESOP shall be distributed to participants and beneficiaries or transferred to an eligible individual retirement account or plan as a participant or beneficiary may direct. Prior to the Effective Time, no prepayments shall be made on the Citizens Federal ESOP loan and contributions to the Citizens Federal ESOP and payments on the Citizens Federal ESOP loan shall be made consistent with past practices on the regularly scheduled payment dates.

          (e) At the Effective Time, the directors of CFSB will be appointed to a newly created Alabama Advisory Board for CBC and/or CTB for a period of not less than one year. Mr. Bunny Stokes, Jr. will chair the Advisory Board. Each Advisory Board member shall be compensated for their services in a minimum amount of $1,800 per annum, payable bi-monthly. The provisions of this Section 8.9(e) are intended to be for the benefit of, and shall be enforceable by, members of the Board of Directors of CFSB.

          (f) At the Effective Time, CBC and/or CTB shall offer to enter into an employment agreement with Bunny Stokes, Jr. on substantially the terms set forth in Exhibit 1.

     8.10 Change of Control Agreements. CBC acknowledges the change of control agreements between CFSB and Bunny Stokes, Jr., Cynthia N. Day and W. Kent McGriff. CBC will cause CFSB to make the change of control payments to Mr. Stokes, Ms. Day and Mr. McGriff immediately prior to the Effective Time in the amounts set forth in Section 8.9 of the CFSB Disclosure Memorandum.

     8.11 Exemption from Liability Under Section 16(b). Assuming that CFSB delivers to CBC the Section 16 Information (as defined below) in a timely fashion, the Board of Directors of CBC, or a committee of "Non-Employee Directors" thereof (as such term is defined for purposes of Rule 16b-3(d) under the 1934 Act), shall adopt a resolution providing that the receipt by CFSB Insiders (as defined below) of cash in exchange for shares of CFSB Common Stock and CFSB Options, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the 1934 Act.
"Section 16 Information" shall mean information accurate in all respect regarding CFSB Insiders, the number of shares of CFSB Common Stock held by each such CFSB Insider and expected to be exchanged for cash in the Merger, and the number and description of the CFSB Options held by each such CFSB Insider. "CFSB Insiders" shall mean those officers and directors of CFSB who are subject to the reporting requirements of Section 16(a) of the 1934 Act and who are listed in the Section 16 Information.

                                A-23



     8.12 Organization of CBC Interim Corporation. CBC shall cause CBC Interim Corporation to be organized under the laws of the State of Georgia. The Board of CBC Interim Corporation shall approve this Agreement and the Interim Merger, whereupon CBC Interim Corporation shall become a party to, and be bound by, this Agreement, and CBC shall adopt and ratify this Agreement in its capacity as the sole shareholder of CBC Corporation.


                            ARTICLE 9
        CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties to the extent permitted by Law pursuant to Section 11.6 of this Agreement:

          (a) Shareholder Approval. The shareholders of CFSB shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, or by the provisions of any governing instruments.

          (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

          (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

          (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

     9.2 Conditions to Obligations of CBC. The obligations of CBC to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by CBC pursuant to Section 11.6(a) of this Agreement:

                                A-24



          (a) Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of CFSB set forth or referred to in this Agreement shall be assessed as of the date of this Agreement and as of immediately prior to the Effective Time with the same effect as though all such representations and warranties had been made on and as of immediately prior to the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of CFSB set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount or effect). The representations and warranties of CFSB set forth in Sections 5.19 and 5.20 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of CFSB set forth in this Agreement (excluding the representations and warranties set forth in Sections 5.3, 5.19 and 5.20) such that the aggregate effect of such inaccuracies would have, or is reasonably likely to have, a Material Adverse Effect on CFSB; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of CFSB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c)  Certificates.  CFSB shall have delivered to CBC
(i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions to CBC's obligations set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by CFSB's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as CBC and its counsel shall request.

          (d) Directors Agreements. Each of the directors of CFSB shall have executed and delivered to CBC agreements in substantially the form of Exhibit 2.

          (e) Claims/Indemnification Letters. Each of the directors and officers of CFSB shall have executed and delivered to CBC letters in substantially the form of Exhibit 3.

     9.3  Conditions to Obligations of CFSB.  The obligations of
CFSB to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by CFSB pursuant to Section 11.6(b) of this Agreement:

          (a) Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of CBC set forth or referred to in this Agreement shall be assessed as of the date of this Agreement and as of immediately prior to the Effective Time with the same effect as though all such representations and warranties had been made on and as of immediately prior to the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of CBC set forth in

                                A-25



this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount or effect).

          (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of CBC to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c)  Certificates.  CBC shall have delivered to CFSB
(i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions to CFSB's obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by CBC's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as CFSB and its counsel shall request.


                             ARTICLE 10
                             TERMINATION
                             -----------

     10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of CFSB, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) By mutual consent of the Board of Directors of CBC and the Board of Directors of CFSB; or

          (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of CFSB and Section 9.3(a) in the case of CBC or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of CFSB's representations and warranties and Section 9.3(a) of this Agreement in the case of CBC's representations and warranties; or

          (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of CFSB and Section 9.3(a) in the case of CBC or in material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

          (d) By the Board of Directors of either Party in the event (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement

                                A-26



under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of CFSB and Section 9.3(a) in the case of CBC or in material breach of any covenant or other agreement contained in this Agreement) (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) if the shareholders of CFSB fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the DGCL, at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

          (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated on or before December 31, 2002, but only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

          (f) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of CFSB and Section 9.3(a) in the case of CBC or in material breach of any covenant or agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger (other than as contemplated by Section 10.1(d) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

          (g) By the Board of Directors of CFSB in connection with such Party's entering into a definitive agreement in accordance with Section 8.6(b), provided that it has compiled with all provisions thereof, including the notice provisions therein.

     10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that the provisions of this Section 10.2 and Sections 8.4(b), 11.2 and 11.12 of this Agreement shall survive any such termination and abandonment, and a termination pursuant to Sections 10.1(b) or 10.1(c) of this Agreement shall not relieve the breaching Party from Liability under Sections 11.2(b) or (c) of this Agreement for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

     10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except for this Section 10.3, Articles 2, 3 and 4 and Sections 8.7, 8.8, 8.9, 8.10, 11.2 and 11.12 of this Agreement.


                             ARTICLE 11
                            MISCELLANEOUS
                            -------------

     11.1 Definitions. Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

          "1933 Act" shall mean the Securities Act of 1933, as amended.

                                A-27



          "1934 Act" shall mean the Securities Exchange Act of
     1934, as amended.

          "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger (other than the Interim Merger, the Merger and the Bank Merger), acquisition of all of the stock or Assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of such Party or any of its Subsidiaries.

          "Affiliate" of a Person shall mean any person who is an affiliate for purposes of Rule 145 under the 1933 Act and for purposes of qualifying the Merger for pooling of interests accounting treatment.

          "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

          "Allowance" shall have the meaning provided in Section
     5.9 of this Agreement.

          "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

          "Bank Merger" shall mean the merger of Citizens Federal with and into CBT referred to in Section 1.1 of this Agreement.

          "BHC Act" shall mean the federal Bank Holding Company
     Act of 1956, as amended.

          "CBC Capital Stock" shall mean, collectively, the CBC
     Common Stock and any other class or series of capital stock of CBC.

          "CBC Common Stock" shall mean the $1 par value of common stock of CBC.

          "CBC Companies" shall mean, collectively, CBC and all CBC Subsidiaries.

          "CBC Financial Statements" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of CBC as of December 31, 2001 and 2000, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three years ended December 31, 2001, 2000 and 1999 and (b) the consolidated balance sheets (including related notes and schedules, if any) of CBC and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to quarterly periods ended subsequent to December 31, 2001.

          "CBC Subsidiaries" shall mean the direct and indirect
     Subsidiaries of CBC.

                                A-28



          "CFSB Benefit Plans" shall have the meaning set forth in Section 5.14 of this Agreement.

          "CFSB Common Stock" shall mean the $.01 par value common stock of CFSB.

          "CFSB Companies" shall mean, collectively, CFSB and all CFSB Subsidiaries.

          "CFSB Disclosure Memorandum" shall mean the written information entitled "CFSB Disclosure Memorandum" delivered on or prior to the date of this Agreement to CBC describing in reasonable detail the matters contained therein.

          "CFSB Financial Statements" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of CFSB as of September 30, 2001 and 2000, and the related statements of operations, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for each of the three years ended September 30, 2001, 2000 and 1999 and (b) the consolidated balance sheets (including related notes and schedules, if any) of CFSB and related statements of operations and cash flows (including related notes and schedules, if any) with respect to quarterly periods ended subsequent to September 30, 2001.

          "CFSB Options" means options to purchase shares of CFSB
     Common Stock granted under the CFSB Option Plan.

          "CFSB Option Plan" means the CFSB 2001 Stock Option and
Incentive Plan.

          "CFSB Option Shares" shall mean any shares of CFSB
     Stock underlying outstanding options to purchase CFSB Common
     Stock.

          "CFSB Subsidiaries" shall mean the direct and indirect subsidiaries of CFSB.

          "Closing" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

          "Closing Date" shall mean the date on which the Closing occurs.

          "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

          "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

          "Default" shall mean (a) any breach or violation of or default under any Contract, Order or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (c) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or

                                A-29



     renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

          "Delaware Certificate of Merger" shall mean the Certificate of Merger to be filed with the Secretary of State of the State of Delaware relating to the Merger contemplated by Section 1.1 of this Agreement.

          "DGCL" shall mean the Delaware General Corporation Law.

          "Effective Time" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

          "Environmental Laws" shall mean all Laws pertaining to pollution or protection of the environment and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with primary jurisdiction over pollution or protection of the environment.

          "ERISA" shall mean the Employee Retirement Income
     Security Act of 1974, as amended.

          "ERISA Affiliate" shall refer to a relationship between entities such that the entities would, now or at any time in the past, constitute a "single employer" within the meaning of Section 414 of the Code.

          "ERISA Plan" shall have the meaning provided in Section
     5.14 of this Agreement.

          "Exhibits" 1 through 3, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

          "FICG" shall mean the Financial Institutions Code of Georgia.

          "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

          "Georgia Certificate of Merger" shall mean the Certificate of Merger to be filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1 of this Agreement.

          "Hazardous Material" shall mean any pollutant, contaminant, or toxic or hazardous substance, pollutant, chemical or waste within the meaning of the Comprehensive Environment Response, Compensation, and Liability Act, 42 U.S.C. Secion 9601 et seq., or any similar federal,

                                A-30



     state or local Law (and specifically shall include asbestos requiring abatement, removal or encapsulation pursuant to the requirements of governmental authorities, polychlorinated biphenyls, and petroleum and petroleum products).

          "Interim Merger" shall mean the merger of CTB Interim
     Corporation into CFSB.

          "Internal Revenue Code" shall mean the Internal Revenue
     Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Knowledge" as used with respect to CFSB or CBC, as the case may be, shall mean the actual knowledge of the Chairman, President, Chief Financial Officer, Chief
     Accounting Officer, Chief Credit Officer, General Counsel, any Assistant or Deputy General Counsel, or any Senior or Executive Vice President of such Person.

          "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory
     Authorities.

          "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on or with respect to any property or property interest, other than (a) Liens for current property Taxes not yet due and payable and (b) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business.

          "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

          "Loan Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                                A-31




          "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

          "Material Adverse Effect" on a Party shall mean an event, change or occurrence which has a material adverse impact on (a) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (b) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (i) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (ii) changes in GAAP or regulatory accounting principles generally applicable to depository institutions and their holding companies,
     (iii) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed written consent of the other Party in contemplation of the transactions contemplated hereby, (iv) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties, including expenses incurred in connection with this Agreement and the transactions contemplated hereby or
     (v) changes in economic or other conditions affecting the banking industry in general, including changes in the prevailing level of interest rates.

          "Merger" shall mean the merger of CFSB with and into CBC referred to in Section 1.1 of this Agreement.

          "Merger Consideration" shall have the meaning provided in Section 3.1(b) of this Agreement.

          "NASD" shall mean the National Association of Securities Dealers, Inc., including the Nasdaq.

          "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

          "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

          "Party" shall mean CFSB, CBC, CTB, Citizens Federal or (after it becomes a party to this Agreement) CBC Interim Corporation, and "Parties" shall mean CFSB, CBC, CTB, Citizens Federal and (after it becomes a party to this Agreement) CBC Interim Corporation.

          "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, Liabilities, or business.

                                A-32




          "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

          "Proxy Statement" shall mean the proxy statement used by CFSB to solicit the approval of its shareholders of the transactions contemplated by this Agreement.

          "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision, the Office of the Comptroller of the Currency, the FDIC, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD and the SEC.

          "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

          "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

          "Shareholders' Meeting" shall mean the meeting of the shareholders of CFSB to be held to approve the Merger and the transactions contemplated by this Agreement, including any adjournment or adjournments thereof.

          "Subsidiaries" shall mean all those corporations, banks, associations, partnerships or other entities or ventures of which the entity in question owns or controls 50% or more of the outstanding equity securities or the ownership interest, as the case may be, either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

          "Surviving Bank" shall mean CTB as the surviving bank resulting from the Bank Merger.

                                A-33




          "Surviving Corporation" shall mean CBC as the surviving corporation resulting from the Merger.

          "Tax" or "Taxes" shall mean any federal, state, county, local or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, assessments, charges, fares or impositions, including interest, penalties and additions imposed thereon or with respect thereto.

Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     11.2 Expenses.

          (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel, except that each of the Parties shall bear and pay (i) one-half of the filing fees payable in connection with applications filed with Regulatory Authorities, and (ii) one-half of the costs incurred in connection with the printing or copying of the Proxy Statement.

          (b)  Notwithstanding the foregoing:

               (i) if this Agreement is terminated by CBC pursuant to either of Sections 10.1(b) or 10.1(c) due to a willful breach by CFSB or Citizens Federal of a representation, warranty or covenant, the satisfaction or performance of which was within their control, or

               (ii) if this Agreement is terminated by CBC pursuant to Section
                    10.1(d)(ii) (but only after receipt by CFSB of an Acquisition Proposal), or

               (iii)if this Agreement is terminated by CBC pursuant to
                    Section 10.1(g) of this Agreement,

then CFSB shall promptly pay to CBC $250,000 plus all the out-of-pocket costs and expenses of CBC incurred in connection with the transactions contemplated by this Agreement, including its enforcement, including costs of counsel, consultants, investment bankers, actuaries and accountants, up to but not exceeding $200,000.

          (c) Notwithstanding the foregoing, if this Agreement is terminated by CFSB pursuant to either of Sections 10.1(b) or 10.1(c) due to a willful breach by CBC or CTB of a representation, warranty or covenant the satisfaction or performance of which was within their control, then CBC shall promptly pay to CFSB $250,000 plus all the out-of-pocket costs and expenses of CFSB incurred in connection with the transactions contemplated by this Agreement, including its enforcement, and including costs of counsel, consultants, investment bankers, actuaries and accountants, up to but not exceeding $200,000.

                                A-34




          (d) The Parties agree and acknowledge that they have agreed upon Sections 11.2(b) and (c) above to liquidate the amount of damages they estimate each Party would suffer in the event of termination of this Agreement in the circumstances described. Each Party acknowledges that such damages cannot be estimated exactly, that each Party intends that the foregoing provisions provide for damages rather than a penalty inserted for the purpose of deterring a Party from breaching the Agreement and penalizing such Party in the event of such breach, and that the foregoing amount is agreed upon in good faith as a reasonable estimate at this time of the damages that each Party would suffer in the event of termination of the Agreement in the circumstances described.

     11.3 Brokers and Finders.  Exce pt as set forth in Section
11.3 of the CFSB Disclosure Memorandum, and with the exception of RP Financial, Inc., CFSB represents and warrants that neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder (with the exception of RP Financial, Inc.) based upon his or its representing or being retained by or allegedly representing or being retained by CFSB, CFSB agrees to indemnify and hold CBC harmless of and from any Liability in respect of any such claim.

     11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.7, 8.8, 8.9, 8.10 and 8.11 of this Agreement.

     11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Board of Directors of each of the Parties; provided, however, that after any such approval by the holders of CFSB Common Stock, there shall be made no amendment that pursuant to the DGCL requires further approval by such shareholders without the further approval of such shareholders.

     11.6 Waivers.

          (a) Prior to or at the Effective Time, CBC, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by CFSB, to waive or extend the time for the compliance or fulfillment by CFSB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of CBC under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of CBC.

          (b) Prior to or at the Effective Time, CFSB, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by CBC, to waive or extend the time for the compliance or fulfillment by CBC of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of CFSB under this Agreement, except any condition which, if

                                A-35




not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of CFSB.

          (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

     CBC:           Citizens Bancshares Corporation
                    175 John Wesley Dobbs Avenue, NE
                    P. O. Box 4485
                    Atlanta, Georgia 30303-4485
                    Fax:  (404) 653-2883
                    Attn:  James E. Young, President

     With a copy (which shall not constitute notice) to:

                    Powell, Goldstein, Frazer & Murphy LLP
                    Sixteenth Floor, 191 Peachtree Street, NE
                    Atlanta, Georgia 30303
                    Fax:  (404) 572-6999
                    Attn:  Beth Lanier, Esq.

     CFSB:          CFS Bancshares, Inc.
                    1700 Third Avenue North
                    Birmingham, Alabama 35203
                    Fax: (205) 214-3071
                    Attn: Bunny Stokes, Jr., Chairman/CEO







                                A-36




     With a copy (which shall not constitute notice) to:

                    Elias, Matz, Tiernan & Herrick L.L.P.
                    734 15th Street, N.W.
                    12th Floor
                    Washington, D.C.  20005
                    Fax: (202) 347-2172
                    Attn: Gerald F. Heupel, Jr., Esq.

     11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws, except to the extent that the federal laws of the United States may apply to the Merger.

     11.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     11.12 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.13 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.












                                A-37




     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.


ATTEST:                            CITIZENS BANCSHARES CORPORATION


/s/ Willard C. Lewis               By: /s/ James E. Young
-------------------------------       ---------------------------------
Willard C. Lewis                       James E. Young
Secretary                              President/CEO

[CORPORATE SEAL]


ATTEST:                            CITIZENS TRUST BANK


/s/ Willard C. Lewis               By: /s/ James E. Young
-------------------------------       ---------------------------------
Willard C. Lewis                       James E. Young
Secretary                              President/CEO

[CORPORATE SEAL]



ATTEST:                            CFS BANCSHARES, INC.


/s/ W. Kent McGriff                By: /s/ Bunny Stokes, Jr.
-------------------------------       ---------------------------------
W. Kent McGriff                        Bunny Stokes, Jr.
Secretary                              Chairman/CEO
[CORPORATE SEAL]



ATTEST:                            CITIZENS FEDERAL SAVINGS BANK


/s/ Tawanda T. Heard               By: /s/ Bunny Stokes, Jr.
-------------------------------       ---------------------------------
Tawanda T. Heard                       Bunny Stokes, Jr.
Secretary                              Chairman/CEO
[CORPORATE SEAL]



                 [Signatures Continued on Next Page]


                                A-38




      CTB Interim Corporation has joined as a Party to this Agreement on this ____ day of May, 2002.


ATTEST:                         CTB INTERIM CORPORATION


                                By:
------------------------           -----------------------
Secretary                          James E. Young
                                   President/CEO


























                                A-39



                                                                  Appendix B





                        ____________, 2002




Board of Directors
CFS Bancshares, Inc.
Citizens Federal Savings Bank
1700 Third North Avenue
Birmingham, Alabama  21229-5411

Members of the Board:

     You have requested RP Financial, LC. ("RP Financial") to provide you with its opinion as to the fairness, from a financial point of view, to CFS Bancshares, Inc., Birmingham, Alabama ("CFSB"), holding company for Citizens Federal Savings Bank ("Citizens Federal"), regarding the Agreement and Plan of Merger (the "Agreement") dated May 30, 2002, by and among CFSB, Citizens Federal and Citizens Bancshares Corporation, Inc., Atlanta, Georgia ("CBC"), and Citizens Trust Bank ("CTB"), the wholly-owned subsidiary of CBC, whereby CBC will acquire for cash all of the shares of CFSB Common Stock and CFSB will merge with and into CBC (the "Merger"). The Agreement, inclusive of exhibits, is incorporated herein by reference. Unless otherwise defined, all capitalized terms incorporated herein have the meanings ascribed to them in the Agreement.


Summary Description of Merger Consideration

     At the Effective Time, each outstanding share of CFSB Common Stock issued and outstanding at the Effective Time shall cease to exist and shall be converted into the right to receive $64.62 in cash (the "Merger Consideration"). If the Effective Time is subsequent to August 31, 2002, the per share Merger Consideration will be increased as follows: to $64.69 if the Effective Time is in September 2002, to $64.76 if the Effective Time is in October 2002, to $64.83 if the Effective Time is in November 2002, and to $64.90 if the Effective Time is in December 2002. Each CFSB option share shall be converted into the right to receive cash equal to the Merger Consideration minus the per share exercise price. All shares of CFSB Common Stock which are held in the treasury of CFSB or owned by CBC or any direct or indirect wholly owned subsidiary or parent of CBC shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor. As of this date, there were 139,220 shares of CFSB Common Stock issued and outstanding, and 10,450 granted stock options with a weighted average exercise price of $18.50 per share.

                                  B-1



Board of Directors
____________, 2002
Page 2



RP Financial Background and Experience

     RP Financial, as part of its financial institution valuation and consulting practice, is regularly engaged in the valuation of insured financial institution securities in connection with mergers and acquisitions, initial and secondary stock offerings, mutual-to-stock conversions of thrift institutions, and business valuations for other purposes for financial institutions. As specialists in the securities of insured financial institutions, RP Financial has experience in, and knowledge of, the markets for the securities of such institutions, including institutions operating in Alabama and in the Southern U.S.


Materials Reviewed

     In rendering this opinion, RP Financial reviewed the following material: (1) the Agreement, dated May 30, 2002, including exhibits; (2) the following information for CFSB --
(a) annual financial statements for the fiscal years ended September 30, 1997 through 2001 included in the Annual Report to the Stockholders for each year, (b) shareholder, regulatory, audited and internal financial and other reports through March 31, 2002, and (c) the annual proxy statement for the last five fiscal years; (3) discussions with CFSB's management regarding past and current business, operations, financial condition, future prospects and market value and liquidity of the Common Stock; (4) an analysis of the pro forma impact of alternative strategies as an independent institution; (5) competitive, economic and demographic characteristics nationally, regionally and in the local market area; (6) the potential impact of regulatory and legislative changes on financial institutions; (7) the financial terms of other recently completed and pending acquisitions of thrifts in Alabama, regionally and nationally with similar characteristics; and (8) CBC's financial condition as of March 31, 2002 regarding the perceived ability to complete the merger from a cash and capital perspective.

     In rendering its opinion, RP Financial relied, without independent verification, on the accuracy and completeness of the information concerning CFSB furnished by CFSB to RP Financial for review for purposes of its opinion, as well as publicly-available information regarding other financial institutions and economic and demographic data. CFSB did not restrict RP Financial as to the material it was permitted to review. RP Financial did not perform or obtain any independent appraisals or evaluations of the assets and liabilities and potential and/or contingent liabilities of CFSB.

     RP Financial expresses no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the merger as set forth in the Agreement to be consummated. In rendering its opinion, RP Financial assumed that, in the course of obtaining the necessary regulatory and governmental approvals for the proposed merger, no restriction will be imposed on CBC that would have a material adverse effect on the ability of the merger to be consummated as set forth in the Agreement.


                                  B-2



Board of Directors
____________, 2002
Page 3



Opinion

     It is understood that this letter is directed to the Board of Directors of CFSB in its consideration of the Agreement, and does not constitute a recommendation to any shareholder of CFSB as to any action that such shareholder should take in connection with the Agreement, or otherwise.

     It is understood that this opinion is based on market conditions and other circumstances existing on the date hereof.

     It is understood that this opinion may be included in its entirety in any communication by CFSB or its Board of Directors to the stockholders of CFSB. It is also understood that this opinion may be included in its entirety in any regulatory filing by CFSB or CBC, and that RP Financial consents to the summary of this opinion in the proxy materials of CFSB, and any amendments thereto. Except as described above, this opinion may not be summarized, excerpted from or otherwise publicly referred to without RP Financial's prior written consent.

     Based upon and subject to the foregoing, and other such matters we consider relevant, it is RP Financial's opinion that, as of the date hereof, the Merger Consideration to be received by the holders of CFSB Common Stock, as described in the Agreement, is fair to such shareholders from a financial point of view.


                                        Respectfully submitted,

                                        RP FINANCIAL, LC.

















                                  B-3





                                                       Appendix C

                     DELAWARE CODE ANNOTATED
                      TITLE 8. CORPORATIONS
               CHAPTER 1. GENERAL CORPORATION LAW
             SUBCHAPTER IX. MERGER OR CONSOLIDATION


SECTION 262 APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinary meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258,
Section 263 or Section 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or
(ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a.
and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a.,
b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d)  Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2)  If the merger or consolidation was approved pursuant to
Section 228 or Section 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections
(a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection
(e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 82, L. `01, eff. 7-1-01.)

                        CFS BANCSHARES, INC.               Please mark  [X]  FOR
                   SPECIAL MEETING OF STOCKHOLDERS         your votes
                                                           as indicated
                                                           in this
                                                           example

     The undersigned hereby appoints the Board of Directors of CFS Bancshares, Inc. ("CFS Bancshares"), and its successors, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of CFS Bancshares which the undersigned is entitled to vote at CFS Bancshares' special meeting of stockholders (the "Special Meeting"), to be held on ___________, ___, 2002, in the second floor auditorium located at 300 18th Street North, Birmingham, Alabama at __:00 p.m., Central Time, and at any and all adjournments and postponements thereof, as follows:

                                                          FOR   AGAINST  ABSTAIN
 1.Adoption of the Agreement and Plan of Merger, dated
 May 30, 2002, by and among Citizens Bancshares           [ ]     [ ]      [ ]
 Corporation, Citizens Trust Bank, CFS Bancshares, Inc.
 and Citizens Federal Savings Bank.

                            2.  Approval of motion to     FOR   AGAINST  ABSTAIN
                            adjourn the Special Meeting,
                            if necessary, to solicit      [ ]     [ ]      [ ]
                            additional proxies with
                            respect to approval of the
                            Agreement and Plan of
                            Merger.

 Your Board of Directors    I plan to attend the          YES   NO
 recommends a vote "FOR"    Special Meeting.
 proposals 1 and 2.                                       [ ]   [ ]

 In their discretion, the proxies are authorized to vote on any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

This proxy will be voted as directed. If you date, sign and return this proxy but do not provide specific voting instructions, this proxy will be voted FOR Proposals 1 and 2. If any other business is presented at the Special Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. The stockholder may revoke this proxy at any time before it is voted.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned acknowledges receipt from CFS Bancshares, prior to the execution of this proxy, of the Notice of the Special Meeting and the Proxy Statement.

Dated:________________________            _____________________________________
                                          Print Name of Stockholder(s)

______________________________            _____________________________________
Signature of Stockholder                  Signature of Stockholder

Please sign exactly as your name appears above on this form. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title. If shares are held jointly, each holder should sign.

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          PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN
                      THE ENCLOSED POSTAGE-PAID ENVELOPE.

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